                                                                   Exhibit 2.1






                         AGREEMENT AND PLAN OF MERGER

                                     Among

                       POLYCOLD SYSTEMS INTERNATIONAL.,

                      INTERMAGNETICS GENERAL CORPORATION

                                      and

                              POLYCOLD MERGER SUB

                                  Dated as of

                               November 24, 1997



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                               TABLE OF CONTENTS

                                                                          PAGE

ARTICLE I - DEFINITIONS

ARTICLE II - THE MERGER; CLOSING; EFFECTIVE TIME
         2.1      THE MERGER
         2.2      CLOSING
         2.3      EFFECTIVE TIME

ARTICLE III - CERTIFICATE OF INCORPORATION AND BY-LAWS, AND OFFICERS AND
              DIRECTORS OF THE SURVIVING CORPORATION
         3.1      THE CERTIFICATE OF INCORPORATION
         3.2      THE BY-LAWS
         3.3      OFFICERS AND DIRECTORS OF THE SURVIVING CORPORATION

ARTICLE IV - CONVERSION OR CANCELLATION OF SHARES IN THE MERGER
         4.1      CONVERSION OR CANCELLATION OF SHARES
         4.2      EXCHANGE OF CERTIFICATES; DIVIDENDS
         4.3      DISSENTERS' RIGHTS
         4.4      TRANSFER OF SHARES AFTER THE EFFECTIVE TIME

ARTICLE V - REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS
         5.1      AUTHORITY; NO CONFLICT
         5.2      TITLE TO SHARES
         5.3      RELATIONSHIPS WITH RELATED PERSONS
         5.4      BROKERS OR FINDERS
         5.5      DISCLOSURE

ARTICLE VI - REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND DESIGNATED
             OFFICERS
         6.1      ORGANIZATION AND GOOD STANDING
         6.2      AUTHORITY; NO CONFLICT
         6.3      CAPITALIZATION
         6.4      FINANCIAL STATEMENTS
         6.5      BOOKS AND RECORDS
         6.6      TITLE TO PROPERTIES; ENCUMBRANCES
         6.7      CONDITION AND SUFFICIENCY OF ASSETS
         6.8      ACCOUNTS RECEIVABLE.
         6.9      INVENTORY
         6.10     NO UNDISCLOSED LIABILITIES
         6.11     TAXES

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         6.12     NO MATERIAL ADVERSE CHANGE
         6.13     EMPLOYEE BENEFITS
         6.14     COMPLIANCE WITH LEGAL REQUIREMENTS; GOVERNMENTAL
                  AUTHORIZATIONS
         6.15     LEGAL PROCEEDINGS; ORDERS
         6.16     ABSENCE OF CERTAIN CHANGES AND EVENTS
         6.17     CONTRACTS; NO DEFAULTS
         6.18     INSURANCE
         6.19     ENVIRONMENTAL MATTERS
         6.20     EMPLOYEES
         6.21     LABOR RELATIONS; COMPLIANCE
         6.22     INTELLECTUAL PROPERTY
         6.23     CERTAIN PAYMENTS
         6.24     DISCLOSURE
         6.25     BROKERS OR FINDERS

ARTICLE VII - REPRESENTATIONS AND WARRANTIES OF PURCHASER
         7.1      ORGANIZATION AND GOOD STANDING
         7.2      AUTHORITY; NO CONFLICT
         7.3      SEC FILINGS
         7.4      CERTAIN PROCEEDINGS
         7.5      BROKERS OR FINDERS

ARTICLE VIII - COVENANTS OF SELLERS PRIOR TO CLOSING DATE
         8.1      ACCESS AND INVESTIGATION
         8.2      OPERATION OF THE BUSINESS OF THE COMPANY
         8.3      NEGATIVE COVENANT
         8.4      REQUIRED APPROVALS
         8.5      NOTIFICATION
         8.6      PAYMENT OF INDEBTEDNESS BY RELATED PERSONS
         8.7      MEETING OF THE COMPANY'S STOCKHOLDERS
         8.8      BEST EFFORTS

ARTICLE IX - COVENANTS OF PURCHASER PRIOR TO CLOSING DATE
         9.1      APPROVALS OF GOVERNMENTAL BODIES
         9.2      BEST EFFORTS

ARTICLE X - CONDITIONS PRECEDENT TO PURCHASER'S OBLIGATION
         10.1     ACCURACY OF REPRESENTATIONS
         10.2     SELLERS' PERFORMANCE
         10.3     CONSENTS
         10.4     ADDITIONAL DOCUMENTS
         10.5     NO PROCEEDINGS
         10.6     EMPLOYMENT AGREEMENTS
         10.7     STOCKHOLDER APPROVAL
         10.9     GOVERNMENTAL AND REGULATORY CONSENTS
         10.11    DISCHARGE OF CERTAIN OBLIGATIONS
         10.12    NO PROHIBITION

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ARTICLE XI- CONDITIONS PRECEDENT TO SELLERS' OBLIGATION TO CLOSE
         11.1     ACCURACY OF REPRESENTATIONS
         11.2     PURCHASER'S PERFORMANCE
         11.3     CONSENTS
         11.4     ADDITIONAL DOCUMENTS
         11.5     NO INJUNCTION
         11.6     STOCKHOLDER APPROVAL
         11.7     GOVERNMENTAL CONSENTS

ARTICLE XII - TERMINATION
         12.1     TERMINATION EVENTS
         12.2     EFFECT OF TERMINATION

ARTICLE XIII - INDEMNIFICATION; REMEDIES
         13.1     SURVIVAL; RIGHT TO INDEMNIFICATION NOT AFFECTED BY KNOWLEDGE
         13.2     INDEMNIFICATION AND PAYMENT OF DAMAGES BY SELLERS.
         13.3 INDEMNIFICATION AND PAYMENT OF DAMAGES BY SELLERS-- ENVIRONMENTAL MATTERS
         13.4     INDEMNIFICATION AND PAYMENT OF DAMAGES BY
                  PURCHASER
         13.5     TIME LIMITATIONS
         13.6     PROCEDURE FOR INDEMNIFICATION--THIRD PARTY CLAIMS
         13.7     PROCEDURE FOR INDEMNIFICATION--OTHER CLAIMS

ARTICLE XIV - GENERAL PROVISIONS
         14.1     EXPENSES
         14.2     PUBLIC ANNOUNCEMENTS
         14.3     CONFIDENTIALITY
         14.4     NOTICES
         14.5     ARBITRATION
         14.6     FURTHER ASSURANCES
         14.7     WAIVER
         14.8     ENTIRE AGREEMENT AND MODIFICATION
         14.9     SCHEDULES
         14.10    ASSIGNMENTS, SUCCESSORS, AND NO THIRD-PARTY RIGHTS
         14.11    SEVERABILITY
         14.12    SECTION HEADINGS, CONSTRUCTION
         14.13    GOVERNING LAW
         14.14    COUNTERPARTS



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                         AGREEMENT AND PLAN OF MERGER

         AGREEMENT AND PLAN OF MERGER (hereinafter called this "Agreement"), dated as of November 24, 1997, among POLYCOLD SYSTEMS INTERNATIONAL,, a California corporation (the "Company"), Intermagnetics General Corporation., a New York corporation ("Purchaser"), and Polycold Merger Sub, a Delaware corporation, a wholly-owned subsidiary of Purchaser ("Merger Sub"), the Company and Merger Sub sometimes being hereinafter collectively referred to as the "Constituent Corporations" and the individual stockholders named herein (the "Stockholders") and certain designated officers named herein.

                                   RECITALS

         WHEREAS, the Boards of Directors of Purchaser and the Company each have determined that it is in the best interests of their respective stockholders for Purchaser to acquire the Company upon the terms and subject to the conditions set forth herein;

         WHEREAS, each Stockholder has completed an Offeree Questionnaire, copies of which are attached hereto as Schedule 0; and

         WHEREAS, the Company, Purchaser, Merger Sub and the Stockholders desire to make certain representations, warranties, covenants and agreements in connection with this Agreement.


                                   ARTICLE I
                                  DEFINITIONS

For purposes of this Agreement, the following terms have the meanings specified or referred to in this Section 1:

         "Accounts Receivable"--all accounts receivable of the Company that are reflected on the Balance Sheet or the Interim Balance Sheet or on the accounting records of the Company as of the Closing Date.

         "Aggregate Merger Consideration"--as defined in Section 4.1(a).

         "Applicable Contract"--any Contract (a) under which the Company has or may acquire any rights, (b) under which the Company has or may become subject to any obligation or liability, or (c) by which the Company or any of the assets owned or used by it is or may become bound.

         "Balance Sheet"--as defined in Section 6.4.

         "Basket Amount"--$150,000.

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         "Best Efforts"--the efforts that a prudent Person desirous of achieving a result would use in similar circumstances to ensure that such result is achieved as expeditiously as possible; provided, however, that an obligation to use Best Efforts under this Agreement does not require the Person subject to that obligation to take actions that would result in a materially adverse change in the benefits to such Person of this Agreement and the Contemplated Transactions.

         "Breach"--a "Breach" of a representation, warranty, covenant, obligation, or other provision of this Agreement or any instrument delivered pursuant to this Agreement will be deemed to have occurred if there is or has been (a) any inaccuracy in or breach of, or any failure to perform or comply with, such representation, warranty, covenant, obligation, or other provision, or (b) any claim (by any Person) or other occurrence or circumstance that is or was inconsistent with such representation, warranty, covenant, obligation, or other provision, and the term "Breach" means any such inaccuracy, breach, failure, claim, occurrence, or circumstance.

         "Cap Amount"--$4,000,000

         "Cash Portion"--as defined in Section 4.1(a).

         "California Certificate of Merger"--as defined in Section 2.3.

         "CGCL" --California General Corporation Law.

         "Commission"--the U.S. Securities and Exchange Commission.

         "Competing Business"--as defined in Section 5.4.

         "Closing Date"--the date and time as of which the Closing actually takes place.

         "Closing"--as defined in Section 2.2.

         "Closing Documents"--shall mean one or more of the Promissory Note, the Consulting Agreement, the Employment Agreement, the Retention Agreements, the Deferred Compensation Agreement and the Lease Agreement.

         "Company"--as defined in the Recitals of this Agreement.

         "Company Certificate"--as defined in Section 4.1(a).

         "Consent"--any approval, consent, ratification, waiver, or other authorization (including any Governmental Authorization).

         "Consulting Agreement"--as defined in Section 10.6.

         "Contemplated Transactions"--all of the transactions contemplated by this Agreement, including:

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                  (a)      the Merger;

                  (b) the execution, delivery and performance of the Employment Agreement, the Consulting Agreement, the Retention Agreements and the Deferred Compensation Agreement;

                  (c) the execution, delivery and performance of the Promissory Note;

                  (d) the execution, delivery and performance of the Lease Agreement; and

                  (e) the performance by Purchaser and Sellers of their respective covenants and obligations under this Agreement.

         "Contract"--any agreement, contract, obligation, promise, or undertaking (whether written or oral and whether express or implied) that is legally binding.

         "Copyrights"-- all copyrights in both published works and unpublished works.

         "Damages"--as defined in Section 13.2.

         "Deferred Compensation Agreement"--as defined in Section 10.6.

         "Delaware Certificate of Merger"--as defined in Section 2.3.

         "Designated Officers"--shall mean Dale J. Missimer, Ronald W. Sykes and Jack V. Singer, Jr..

         "DGCL" --Delaware General Corporation Law.

         "Dissenting Stockholders"--Stockholders exercising appraisal rights pursuant to the DGCL.

         "Effective Time"--as defined in Section 2.3.

         "Employment Agreement"--as defined in Section 10.6.

         "Encumbrance"--any charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

         "Environment"--soil, land surface or subsurface strata, surface waters (including navigable waters, ocean waters, streams, ponds, drainage basins, and wetlands), groundwaters, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life, and any other environmental medium or natural resource.

         "Environmental, Health, and Safety Liabilities"--any cost, damages, expense, liability, obligation, or other responsibility arising from or under Environmental Law or Occupational Safety and Health Law and consisting of or relating to:

                  (a) any environmental, health, or safety matters or conditions (including on-site or off-site contamination, occupational safety and health, and regulation of chemical substances or products);

                  (b) fines, penalties, judgments, awards, settlements, legal or administrative proceedings, damages, losses, claims, demands and response, investigative, remedial, or inspection costs and expenses arising under Environmental Law or Occupational Safety and Health Law;

                  (c) financial responsibility under Environmental Law or Occupational Safety and Health Law for cleanup costs or corrective action, including any investigation, cleanup, removal, containment, or other remediation or response actions ("Cleanup") required by applicable Environmental Law or Occupational Safety and Health Law (whether or not such Cleanup has been required or requested by any Governmental Body or any other Person) and for any natural resource damages; or

                  (d) any other compliance, corrective, investigative, or remedial measures required under Environmental Law or Occupational Safety and Health Law.

         The terms "removal," "remedial," and "response action," include the types of activities covered by the United States Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Section 9601 et seq., as amended ("CERCLA").

         "Environmental Law"--any Legal Requirement that requires or relates to:

                  (a) advising appropriate authorities, employees, and the public of intended or actual releases of pollutants or hazardous substances or materials, violations of discharge limits, or other prohibitions and of the commencements of activities, such as resource extraction or construction, that could have significant impact on the Environment;

                  (b) preventing or reducing to acceptable levels the release of pollutants or hazardous substances or materials into the Environment;

                  (c) reducing the quantities, preventing the release, or minimizing the hazardous characteristics of wastes that are generated;

                  (d) assuring that products are designed, formulated, packaged, and used so that they do not present unreasonable risks to human health or the Environment when used or disposed of;

                  (e) protecting resources, species, or ecological amenities;

                  (f) reducing to acceptable levels the risks inherent in the transportation of hazardous substances, pollutants, oil, or other potentially harmful substances;

                  (g) cleaning up pollutants that have been released, preventing the threat of release, or paying the costs of such clean up or prevention; or

                  (h) making responsible parties pay private parties, or groups of them, for damages done to their health or the Environment, or permitting self-appointed representatives of the public interest to recover for injuries done to public assets.

         "ERISA"--the Employee Retirement Income Security Act of 1974 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

         "ERISA Affiliate"--as defined in Section 6.13.

         "Exchange Agent" --American Stock Transfer & Trust Company.

         "Excluded Shares"--Shares held by Dissenting Stockholders immediately prior to the Effective Time.

         "Facilities"--any real property, leaseholds, or other interests currently or formerly owned or operated by the Company and any buildings, plants, structures, or equipment (including motor vehicles, tank cars, and rolling stock) currently or formerly owned or operated by the Company.

         "GAAP"--generally accepted United States accounting principles, applied on a basis consistent with the basis on which the Balance Sheet was prepared.

         "Governmental Authorization"--any approval, consent, license, permit, waiver, or other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

         "Governmental Body"--any:

                  (a) nation, state, county, city, town, village, district, or other jurisdiction of any nature;

                  (b) federal, state, local, municipal, foreign, or other government;

                  (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal);

                  (d) multi-national organization or body; or

                  (e) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

         "Hazardous Activity"--the distribution, generation, handling, importing, management, manufacturing, processing, production, refinement, Release, storage, transfer, transportation, treatment, or use (including any withdrawal or other use of groundwater) of Hazardous Materials in, on, under, about, or from the Facilities or any part thereof into the Environment, and any other act, business, operation, or thing that increases the danger, or risk of danger, or poses an unreasonable risk of harm to persons or property on or off the Facilities, or that may affect the value of the Facilities or the Company.

         "Hazardous Materials"--any waste or other substance that is listed, defined, designated, or classified as, or otherwise determined to be, hazardous, radioactive, or toxic or a pollutant or a contaminant under or pursuant to any Environmental Law, including any admixture or solution thereof, and specifically including petroleum and all derivatives thereof or synthetic substitutes therefor and asbestos or asbestos-containing materials.

         "Holdback Period"--a period of not less than ninety (90) days after the Effective Time.

         "Indemnified Person"--as defined in Section 13.2.

         "Indemnity Claim"--as defined in Section 13.8.


         "Intellectual Property Assets" --includes domestic and international rights to Marks, Patents, Copyrights, Rights in Mask Works and Trade Secrets, owned, used, or licensed by the Company as licensee or licensor.

         "Interim Balance Sheet"--as defined in Section 6.4.

         "IRC"--the Internal Revenue Code of 1986 or any successor law, and regulations issued by the IRS pursuant to the Internal Revenue Code or any successor law.

         "IRS"--the United States Internal Revenue Service or any successor agency, and, to the extent relevant, the United States Department of the Treasury.

         "Knowledge"--an individual will be deemed to have "Knowledge" of a particular fact or other matter if:

                  (a) such individual is actually aware of such fact or other matter; or

                  (b) a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of conducting a reasonably comprehensive investigation concerning the existence of such fact or other matter.

         A Person (other than an individual) will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving, or who has at any time during the past five years served, as a director, officer, partner, executor, or trustee of such Person (or in any similar capacity) has, or at any time during such five years had, Knowledge of such fact or other matter.

         "Lease Agreement"-- shall have the meaning set forth in Schedule 10.11.

         "Legal Requirement"--any federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty.

         "Marks"-- the Company's name, all fictional business names, trading names, registered and unregistered trademarks, service marks, and applications.

         "Merger"--as defined in Section 2.1.

         "Merger Consideration"--as defined in Section 4.1(a).

         "Occupational Safety and Health Law"--any Legal Requirement designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards, and any program, whether governmental or private (including those promulgated or sponsored by industry associations and insurance companies), designed to provide safe and healthful working conditions.

         "Order"--any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Body or by any arbitrator.

         "Ordinary Course of Business"--an action taken by a Person will be deemed to have been taken in the "Ordinary Course of Business" only if:

                  (a) such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person; and

                  (b) such action is not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority) and is not required to be specifically authorized by the parent company (if any) of such Person.

         "Organizational Documents"--(a) the articles or certificate of incorporation and the bylaws of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership; (c) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (d) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person; and (e) any amendment to any of the foregoing.

         "Patents"-- all patents, patent applications, and inventions and discoveries that may be patentable.

         "Person"--any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Body.

         "Plan"--as defined in Section 6.13.

         "Polycold Shareholders Agency Trust"--that certain Trust created by and for the benefit of the Shareholders of Polycold, and with Jack V. Singer, Jr. and Ronald W. Sykes as co-trustees.

         "Proceeding"--any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

         "Promissory Note"--as defined in Section 4.2(d).

         "Proprietary Rights Agreement"--as defined in Section 6.20.

         "Purchaser"--as defined in the first paragraph of this Agreement.

         "Purchaser Common Stock"--the Purchaser's common stock, par value $0.10, per share.

         "Purchaser Common Shares"--as defined in Section 4.1(a).

         "Related Person"--with respect to a particular individual:

                  (a) each other member of such individual's Family;

                  (b) any Person that is directly or indirectly controlled by such individual or one or more members of such individual's Family;

                  (c) any Person in which such individual or members of such individual's Family hold (individually or in the aggregate) a Material Interest; and

                  (d) any Person with respect to which such individual or one or more members of such individual's Family serves as a director, officer, partner, executor, or trustee (or in a similar capacity).

         With respect to a specified Person other than an individual:

                  (a) any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with such specified Person;

                  (b) any Person that holds a Material Interest in such specified Person;

                  (c) each Person that serves as a director, officer, partner, executor, or trustee of such specified Person (or in a similar capacity);

                  (d) any Person in which such specified Person holds a Material Interest;

                  (e) any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity); and

                  (f) any Related Person of any individual described in clause
         (b) or (c).

         For purposes of this definition, (a) the "Family" of an individual includes (i) the individual, (ii) the individual's spouse (and former spouses), (iii) any other natural person who is related to the individual or the individual's spouse within the second degree, and (iv) any other natural person who resides with such individual, and (b) "Material Interest" means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of voting securities or other voting interests representing at least 5% of the outstanding voting power of a Person or equity securities or other equity interests representing at least 5% of the outstanding equity securities or equity interests in a Person.

         "Release"--any spilling, leaking, emitting, discharging, depositing, escaping, leaching, dumping, or other releasing into the Environment, whether intentional or unintentional.

         "Representative"--with respect to a particular Person, any director, officer, employee, agent, consultant, advisor, or other representative of such Person, including legal counsel, accountants, and financial advisors.

         "Retention Agreements" -- shall have the meaning set forth in Section 10.6.

         "Rights in Mask Works"--all rights in mask works.

         "SEC Filings"--Purchaser's (i) Annual Report on Form 10-K for the years ended May 25, 1997, May 26, 1996, and May 28, 1995, as filed with the SEC; and (ii) all other reports, statements and registration statements (including Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed by the Purchaser with the SEC since May 25, 1997 (collectively, the "SEC Filings")

         "Securities Act"--the Securities Act of 1933 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

         "Security Funds"--as defined in Section 13.8.

         "Sellers"--the Company and the Stockholders.

         "Series A Shares"--as defined in Section 4.1(a).

         "Series A Stock"--the Purchaser's Series A preferred stock, par value $0.10, per share.

         "Shares"--the Company's common stock, par value $.01 per share.

         "Share Price"-- the average of the closing prices of the Purchaser Common Stock, as reported on the American Stock Exchange, for each of the ten trading days immediately prior to the day of the Closing.

         "Stock Portion"--as defined in Section 4.1(a).

         "Subsidiary"--with respect to any Person (the "Owner"), any corporation or other Person of which securities or other interests having the power to elect a majority of that corporation's or other Person's board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred) are held by the Owner or one or more of its Subsidiaries.

         "Surviving Corporation"--as defined in Section 2.1

         "Tax"--any tax (including any income tax, capital gains tax, value-added tax, sales tax, property tax, payroll tax, workers compensation tax, unemployment tax, gift tax or estate tax), levy assessment, tariff, duty (including any customs duty), deficiency, or other fee, and any related charge or amount (including any fine, penalty, interest, or addition to tax), imposed, assessed, or collected by or under the authority of any Governmental Body or payable pursuant to any tax-sharing agreement or any other Contract relating to the sharing or payment of any such tax, levy, assessment, tariff, duty, deficiency, or fee.

         "Tax Return"--any return (including any information return), report, statement, schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any Legal Requirement relating to any Tax.

         "Threat of Release"--a substantial likelihood of a Release that may require action in order to prevent or mitigate damage to the Environment that may result from such Release.

         "Threatened"--a claim, Proceeding, dispute, action, or other matter will be deemed to have been "Threatened" if any demand or statement has been made (orally or in writing) or any notice has been given (orally or in writing), or if any other event has occurred or any other circumstances exist, that would lead a prudent Person to conclude that such a claim, Proceeding, dispute, action, or other matter is likely to be asserted, commenced, taken, or otherwise pursued in the future.

         "Trade Secrets"-- all know-how, trade secrets, confidential information, customer lists, software, technical information, data, process technology, plans, drawings, and blue prints.

                                  ARTICLE II
                      THE MERGER; CLOSING; EFFECTIVE TIME

         2.1    THE MERGER.

         Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 2.3) the Company shall be merged with and into Merger Sub and the separate corporate existence of the Company shall thereupon cease (the "Merger"). Merger Sub shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation"), shall have the name "Polycold Systems International, Inc." and shall continue to be governed by the laws of the State of Delaware, and the separate corporate existence of Merger Sub with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger. The Merger shall have the effects specified in the DGCL.

         2.2      CLOSING.

         The closing of the Merger (the "Closing") shall take place (i) at the California office of McNeil, Silveira & Rice at 2:00 P.M. on the fifth business day after which the last to be fulfilled or waived of the conditions set forth in Articles X and XI hereof shall be fulfilled or waived in accordance with this Agreement or (ii) at such other place and time and/or on such other date as the Company and Purchaser may agree. Notwithstanding the foregoing, it is the parties' intention to hold the Closing on the same day, or as close thereto as reasonably practicable, as the day on which this Agreement and Plan of Merger is fully executed.

         2.3      EFFECTIVE TIME.

         As soon as practicable following the Closing, and provided that this Agreement has not been terminated or abandoned pursuant to Article XII hereof, the Company and the Purchaser will cause a Certificate of Merger (the "Delaware Certificate of Merger") to be executed and filed with the Secretary of State of Delaware as provided in Section 251 of the DGCL and a Certificate of Merger to be executed and filed with the Secretary of State of California as provided in Section 1108 of the CGCL (the "California Certificate of Merger"). The Delaware Certificate of Merger and the California Certificate of Merger are attached hereto as Schedule 2.3. The Merger shall become effective on the date on which the last of the following actions shall have been completed (i) the Delaware Certificate of Merger has been duly filed with the Secretary of State of Delaware, and (ii) the California Certificate of Merger has been duly filed with the Secretary of State of California, and such time is hereinafter referred to as the "Effective Time."

                                  ARTICLE III
                       CERTIFICATE OF INCORPORATION AND
                     BY-LAWS , AND OFFICERS AND DIRECTORS
                         OF THE SURVIVING CORPORATION


         3.1      THE CERTIFICATE OF INCORPORATION.

         The Certificate of Incorporation of Merger Sub (the "Certificate") in effect at the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation, until duly amended in accordance with the terms thereof and the DGCL.

         3.2      THE BY-LAWS.

         The By-Laws of Merger Sub in effect at the Effective Time shall be the By-Laws of the Surviving Corporation, until duly amended in accordance with the terms thereof and the DGCL. The By-Laws of Merger Sub are attached hereto as Schedule 3.2.

         3.3 OFFICERS AND DIRECTORS OF THE SURVIVING CORPORATION. The directors of Merger Sub and the officers of the Company at the Effective Time shall, from and after the Effective Time, be the directors and officers, respectively, of the Surviving Corporation until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Certificate and By-Laws.

                                  ARTICLE IV
              CONVERSION OR CANCELLATION OF SHARES IN THE MERGER

         4.1.     CONVERSION OR CANCELLATION OF SHARES.

         The manner of converting or canceling shares of the Company and Merger Sub in the Merger shall be as follows:


                  (a) At the Effective Time, the Shares of the Company issued and outstanding immediately prior to the Effective Time , other than Excluded Shares held by Dissenting Stockholders , shall, by virtue of the Merger and without any action on the part of the holders thereof, be converted into the right to receive, without interest, on an aggregate basis (i) 250,000 shares (the "Purchaser Common Shares"), as adjusted if necessary pursuant to Section 4.1.(e) below, of Purchaser Common Stock, (ii) 70,000 shares (the "Series A Shares") of Purchaser's Series A Stock (collectively, the Purchaser Common Shares and the Series A Shares, the "Stock Portion") and (iii) $6,820,000 (the "Cash Portion") payable in cash (subject to Sections 4.2(d) and 13.8) (the Stock Portion and the Cash Portion are hereinafter referred to as the "Aggregate Merger Consideration"). At the Effective Time, each Share issued and outstanding immediately prior to the Effective Time, other than the Excluded Shares, shall by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive a pro rata portion of the Aggregate Merger Consideration (the "Merger Consideration"). All such Shares, by virtue of the Merger and without any action on the part of the holders thereof, shall no longer be outstanding and shall be canceled and retired and shall cease to exist, and each holder of a certificate representing any such Shares ("Company Certificates") shall thereafter cease to have any rights with respect to such Shares, except the right to receive the Merger Consideration for such Shares upon the surrender of such certificate in accordance with
         Section 4.2 or the right, if any, to receive payment from the Surviving Corporation of the "fair value" of such Shares as determined in accordance with CGCL.

                  (b) Each Share issued and held in the Company's treasury at the Effective Time, shall, by virtue of the Merger and without any action on the part of the holder thereof, cease to be outstanding, shall be canceled and retired without payment of any consideration therefor and shall cease to exist.

                  (c) At the Effective Time, each share of Common Stock, par value $.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of Merger Sub or the holders of such shares, be and remain one share of Common Stock of the Surviving Corporation.

                  (d) No fractional shares of either Purchaser Common Stock or Series A Stock shall be issued in the Merger. In lieu thereof, the Purchaser shall issue to any holder of Company Certificates otherwise entitled to a fractional share, upon surrender of such certificates as described in Section 4.2, a check for an amount of cash equal to the fraction of a share of Purchaser Common Stock multiplied by the Share Price or the fraction of a share of Series A Stock multiplied by $100, as the case may be.

                  (e) If the Share Price is equal to $10 or less, then the number of Purchaser Common Shares shall be increased in an amount equal to (i) $2,500,000 divided by the Share Price, (ii) minus 250,000.

         4.2      EXCHANGE OF CERTIFICATES; DIVIDENDS.

         (a) At the Effective Time, Purchaser shall deposit with the Exchange Agent, for the benefit of the holders of Shares, certificates representing the Stock Portion of Purchaser Common Stock and Series A Stock. The Exchange Agent shall make the deliveries provided for in Section 4.1 using such Purchaser Common Stock and Series A Redeemable Shares. Promptly after the Effective Time, the Exchange Agent shall mail to each Company shareholder of record as of immediately prior to the Effective Time, a form letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Company Certificates shall pass, only upon proper delivery of the Company Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Company Certificates for conversion and exchange thereof. Upon surrender to the Exchange Agent of a Company Certificate, in accordance with the instructions thereto, the holder of such Company Certificate shall be entitled to receive in exchange therefor the Merger Consideration (other than the Cash Portion), and such Company Certificate shall forthwith be canceled. If Purchaser Common Stock or Series A Stock is to be issued to a person other than the person in whose name the Company Certificate is registered, it shall be a condition of exchange that the Company Certificate so surrendered shall be properly endorsed with signatures guaranteed, or otherwise in proper form satisfactory to Purchaser for transfer and that the person requesting such payment shall pay any transfer or other taxes required by reason of the issuance or delivery to such person or establish to the satisfaction of the Purchaser that such tax has been paid or is not applicable. Until surrendered in accordance with this
Section 4.2, each Company Certificate shall represent solely the right to receive the Merger Consideration in the form and manner provided herein.

         (b) No dividends or other distributions that are otherwise payable on the Stock Portion shall be paid to persons entitled to receive such stock until such persons surrender their Company Certificates. Upon such surrender, there shall be paid to such person any dividends which shall have become payable with respect to such Company Certificates (less the amount of taxes, if any, which may have been imposed thereon) between the Effective Time and the time of such surrender. Notwithstanding the above, neither the Exchange Agent nor any party hereto shall be liable for any Purchaser Common Stock, Series A Stock or dividend or distribution thereon delivered to any government agency pursuant to any abandoned property, escheat or similar law.

         (c) The shares of Purchaser Common Stock and Series A Stock representing the Stock Portion shall be restricted securities and may not be transferred by the holders thereof unless registered under the Securities Act or are exempt from registration thereunder. The certificates representing such shares shall bear a legend to the foregoing effect.

         (d) As soon as practicable after the Effective Time, the Purchaser shall issue a promissory note (the "Promissory Note"), substantially in the form attached hereto as Schedule 4.2, payable to the Polycold Shareholders Agency Trust, for the benefit of the Stockholders, in an amount equal to the Cash Portion and aggregate cash payable in lieu of fractional shares, subject to the terms and conditions set forth in Section 13.8 below.

         4.3.     DISSENTERS' RIGHTS.

         If any Dissenting Stockholder shall be entitled to be paid the "fair market value" of his or her Shares as provided in the CGCL, the Company shall give Purchaser notice thereof and Purchaser shall have the right to participate in all negotiations and proceedings with respect to any such demands. Neither the Company nor the Surviving Corporation shall, except with the prior written consent of Purchaser, voluntarily make any payment with respect to, or settle or offer to settle, any such demand for payment. If any Dissenting Stockholder shall fail to perfect, or shall have effectively withdrawn or lost the right to dissent, the Shares held by such Dissenting Stockholder shall thereupon be treated as though such Shares had been converted into the Merger Consideration pursuant to Section 4.1.

         4.4      TRANSFER OF SHARES AFTER THE EFFECTIVE TIME.

         No transfers of Shares shall be made on the stock transfer books of the Surviving Corporation at or after the Effective Time.


                                   ARTICLE V
          SEVERAL REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS

Each of the Stockholders hereby severally, but not jointly, represents and warrants to Purchaser as follows:

         5.1.     AUTHORITY; NO CONFLICT

         (a) This Agreement constitutes the legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms. To the extent such Stockholder is a party to one or more of the Closing Documents, such Stockholder's Closing Document will constitute the legal, valid and binding obligation of such Stockholder, enforceable against such Stockholder in accordance with its terms. Such Stockholder has the absolute and unrestricted right, power, authority and capacity to execute and deliver this Agreement and the Stockholder's Closing Documents to the extent such Stockholder is a party thereto and to perform such Stockholder's obligations under this Agreement and the Stockholder's Closing Documents, to the extent such Stockholder is a party thereto.

         (b) Except as set forth in Schedule 5.1 attached hereto, such Stockholder is not and will not be required to give any notice to, or obtain any consent from, any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

         (c) Except as set forth in Schedule 5.1, neither the execution and delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time) contravene, conflict with, or result in a violation of, or give any Governmental Body or other Person the right to challenge, any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which such Stockholder may be subject.

         (d) Neither such Stockholder nor any Related Person of such Stockholder has or may acquire any rights under, and neither such Stockholder nor any Related Person of such Stockholder has or may become subject to any obligation or liability under, any Contract that relates to the business of, or any of the assets owned or used by, the Company.

         (e) Such Stockholder is acquiring the Purchaser Common Stock and Series A Stock for such Stockholder's own account and not with a view to distribution within the meaning of Section 2(11) of the Securities Act. Such Stockholder has completed an Offering Questionnaire with respect to such Stockholder's qualifications as an investor in an offering exempt under
Section 4(2) and Regulation D under the Securities Act.

         5.2.     TITLE TO SHARES.

         Such Stockholder owns the number of Shares set forth opposite such Stockholder's name in Schedule 5.2 free and clear of all Encumbrances.

         5.3.     RELATIONSHIPS WITH RELATED PERSONS

         Except as set forth on Schedule 5.4, no Stockholder or any Related Person of such Stockholder has, since January 1, 1995: (i) had any interest in any property used in or pertaining to the Company's business, or (ii) owned of record or beneficially an equity interest or other financial or profit interest in a Person that has (a) had business dealings or a material financial interest in any transaction with the Company other than business dealings or transactions conducted in the Ordinary Course of Business with the Company at substantially prevailing market prices or on substantially prevailing market terms or (b) engaged in competition with the Company with respect to any of the products or services of the Company (a "Competing Business") in any markets presently served by the Company except for less than one percent (1%) of the outstanding capital stock of any Competing Business that is publicly traded on a recognized exchange or in the over-the-counter market or (c) been a party to any Contract with or had any claim or right against, the Company.

         5.4.     BROKERS OR FINDERS.

         Such Stockholder has incurred no obligation or liability, contingent or otherwise, which would require the Company to make any payment for brokerage or finders fees or agents commissions or other similar payments in connection with this Agreement.

         5.5.     DISCLOSURE.

         (a) No representation or warranty of such Stockholder in this Agreement and no statement by such Stockholder in the Schedules hereto omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

         (b) No notice given by such Stockholder pursuant to this Agreement will contain any untrue statement or omit to state a material fact necessary to make the statements therein or in this Agreement, in light of the circumstances in which they were made, not misleading.

                                  ARTICLE VI
                        REPRESENTATIONS AND WARRANTIES
                    OF THE COMPANY AND DESIGNATED OFFICERS

         The Company and the Designated Officers severally, and not generally, represent to the Purchaser as follows.

         6.1      ORGANIZATION AND GOOD STANDING.

         (a) The Company is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to conduct its business as it is now being conducted or as it is presently proposed to be conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under Applicable Contracts. The Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification.

         (b) The Company has delivered to Purchaser copies of the Organizational Documents of the Company, as currently in effect.

         6.2      AUTHORITY; NO CONFLICT.

         (a) This Agreement constitutes the legal, valid, and binding obligation of the Company, enforceable against the Company in accordance with its terms. To the extent that the Company is a party to one or more of the Closing Documents, then upon the execution and delivery of the Closing Documents, the Closing Documents will constitute the legal, valid, and binding obligations of the Company, enforceable against the Company in accordance with their respective terms. The Company has the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement and the Closing Documents and to perform its obligations under this Agreement and the Closing Documents.

         (b) Except as set forth in Schedule 6.2 hereto, neither the execution and delivery of this Agreement nor the consummation or performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time):

                  (i) contravene, conflict with, or result in a violation of
         (A) any provision of the Organizational Documents of the Company, or
         (B) any resolution adopted by the board of directors or the Stockholders of the Company;

                  (ii) contravene, conflict with, or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Legal Requirement or any Order to which the Company, or any of the assets owned or used by the Company, may be subject;

                  (iii) contravene, conflict with, or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or modify, any Governmental Authorization that is held by the Company or that otherwise relates to the business of, or any of the assets owned or used by, the Company;

                  (iv) cause Purchaser or the Company to become subject to, or to become liable for the payment of, any Tax;

                  (v) cause any of the assets owned by the Company to be reassessed or revalued by any taxing authority or other Governmental Body;

                  (vi) contravene, conflict with, or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable Contract; or

                  (vii) result in the imposition or creation of any Encumbrance upon or with respect to any of the assets owned or used by the Company.

         Except as set forth in Schedule 6.2 hereto, no Seller is, or will be, required to give any notice to or obtain any Consent from, any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

         (c) The shares of Purchaser Common Stock are being offered to the Stockholders pursuant to Section 4(2) under the Securities Act and Rule 506 of Regulation D thereunder. Each of the Stockholders is acquiring the Purchaser Common Stock for his own account and not with a view to distribution within the meaning of Section 2(11) of the Securities Act. Each Stockholder has completed an Offeree Questionnaire with respect to such Stockholder's qualifications as an investor in an offering exempt under Section 4(2) and Regulation D.

         6.3      CAPITALIZATION.

         The authorized equity securities of the Company consist of two classes of Common Stock: 400,000 shares of Class A common voting stock, no par value, of which 264,400 shares are issued and outstanding and, and 100,000 shares of Class B common nonvoting stock, no par value, of which 20,487 shares are issued and outstanding. Together the Class A common voting stock, and the Class B common nonvoting stock constitute the Shares. Stockholders are and will be on the Closing Date the record and beneficial owners and holders of the Shares, free and clear of all Encumbrances. Each Stockholder owns such number of the Shares set forth beside his name on Schedule 6.3 hereto. All of the outstanding equity securities of the Company have been duly authorized and validly issued and are fully paid and nonassessable. There are no Contracts relating to the issuance, sale, or transfer of any equity securities or other securities of the Company, other than this Agreement. None of the outstanding equity securities or other securities of the Company was issued in violation of the Securities Act or any other Legal Requirement. The Company does not own, nor has it any Contract to acquire, any equity securities or other securities of any Person or any direct or indirect equity or ownership interest in any other business.

         6.4      FINANCIAL STATEMENTS.

         The Company has delivered to Purchaser: (a) unaudited balance sheets of the Company as at December 31 in each of the years 1995 and 1996, and the related unaudited consolidated statement of income for each of the fiscal years then ended, (b) an audited balance sheet of the Company as at September 30, 1997 (including the audited notes (the "Audited Notes") thereto, the "Balance Sheet"), together with the report thereon of KPMG Peat Marwick, LLP, independent auditors, and the related, unaudited statement of income for the eight (8) months then ended, and (c) an unaudited balance sheet of the Company as at October 31, 1997 (including any change in the information contained in the Audited Notes as of October 31, 1997, the "Interim Balance Sheet") and the related statement of income, for the month then ended. Except as otherwise disclosed in Schedule 6.4, such financial statements and notes fairly present the financial condition and the results of operations, changes in stockholders' equity, and cash flow of the Company as at the respective dates of and for the periods referred to in such financial statements, all in accordance with GAAP. Except as otherwise disclosed in Schedule 6.4, the financial statements referred to in this Section 6.4 reflect the consistent application of such accounting principles throughout the periods involved. No financial statements of any Person other than the Company are required by GAAP to be included in the financial statements of the Company. The financial statements referred to in this Section 6.4 are set forth in Schedule 6.4 hereto.

         6.5      BOOKS AND RECORDS.

         The books of account, minute books, stock record books, and other records of the Company, all of which have been made available to Purchaser, are complete and correct and have been maintained in accordance with sound business practices and the requirements of Section 13(b)(2) of the Securities Exchange Act of 1934, as amended, including the maintenance of an adequate system of internal controls. The minute books of the Company contain accurate and complete records of all meetings held of, and corporate action taken by, the Stockholders, the Board of Directors, and committees of the Board of Directors of the Company, and no meeting of any such stockholders, Board of Directors, or committee has been held for which minutes have not been prepared and are not contained in such minute books. At the Closing, all of those books and records will be in the possession of the Company.

         6.6      TITLE TO PROPERTIES; ENCUMBRANCES.

         The Company does not own, nor has it owned, any real property. The Company owns all property (whether tangible or intangible) that it purports to own located in the facilities owned or operated by the Company or reflected as owned in the books and records of the Company, including all of the properties and assets reflected in the Balance Sheet and the Interim Balance Sheet (except for personal property sold since the respective dates of the Balance Sheet and the Interim Balance Sheet in the Ordinary Course of Business), and all of the properties and assets purchased or otherwise acquired by the Company since the respective dates of the Balance Sheet and the Interim Balance Sheet (except for personal property acquired and sold since the respective dates of the Balance Sheet and the Interim Balance Sheet in the Ordinary Course of Business and consistent with past practice). All material properties and assets reflected in the Balance Sheet and the Interim Balance Sheet are free and clear of all Encumbrances of any nature except, with respect to all such properties and assets, (a) mortgages or security interests shown on the Balance Sheet or the Interim Balance Sheet as securing specified liabilities or obligations, with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists, (b) mortgages or security interests incurred in connection with the purchase of property or assets after the date of the Interim Balance Sheet (such mortgages and security interests being limited to the property or assets so acquired), with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists, (c) liens for current taxes not yet due.

         6.7      CONDITION AND SUFFICIENCY OF ASSETS.

         The buildings, plants, structures, and equipment of the Company are structurally sound, are in good operating condition and repair, and are adequate for the uses to which they are being put, and none of such buildings, plants, structures, or equipment is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost. The building, plants, structures, and equipment of the Company are sufficient for the continued conduct of the Company's business after the Closing in substantially the same manner as conducted prior to the Closing.

         6.8      ACCOUNTS RECEIVABLE.

         All Accounts Receivable represent or will represent valid obligations arising from sales actually made or services actually performed in the Ordinary Course of Business. Unless paid prior to the Closing Date, the Accounts Receivable are, or will be as of the Closing Date, current and collectible net of the respective reserves shown on the Balance Sheet or the Interim Balance Sheet or on the accounting records of the Company as of the Closing Date (which reserves are adequate and calculated consistent with past practice and, in the case of the reserve as of the Closing Date, will not represent a greater percentage of the Accounts Receivable as of the Closing Date than the reserve reflected in the Interim Balance Sheet represented of the Accounts Receivable reflected therein and will not represent a material adverse change in the composition of such Accounts Receivable in terms of aging). Subject to such reserves, each of the Accounts Receivable either has been or will be collected in full, without any set-off, within ninety days after the day on which it first becomes due and payable. There is no contest, claim, or right of set-off, other than returns in the Ordinary Course of Business, under any Contract with any obligor of an Accounts Receivable relating to the amount or validity of such Accounts Receivable. Schedule 6.8 contains a complete and accurate list of all Accounts Receivable as of the date of the Interim Balance Sheet, which list sets forth the aging of such Accounts Receivable.

         6.9      INVENTORY.

         All inventory of the Company, including consigned inventory, whether or not reflected in the Balance Sheet or the Interim Balance Sheet, consists of a quality and quantity usable and salable in the Ordinary Course of Business, except for obsolete items and items of below- standard quality, all of which have been written off or written down to net realizable value on the Balance Sheet or the Interim Balance Sheet or on the accounting records of the Company as of the Closing Date, as the case may be. All inventories not written off have been priced at the lower of cost or net realizable value on a first in, first out basis. The quantities of each item of inventory (whether raw materials, work-in-process, or finished goods) are not excessive, but are reasonable in the present circumstances of the Company. Schedule 6.9 sets forth the location of all items of the Company's inventory, including consigned inventory, as of September 30, 1997. The Company's procedures for tracking and controlling consigned inventory are contained in Schedule 6.9, and such procedures are adequate for such purpose and have been followed by the Company consistent with past practice.

         6.10     NO UNDISCLOSED LIABILITIES.

         Except as set forth in Schedule 6.10 hereto, the Company has no liabilities or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent, or otherwise) except for liabilities or obligations reflected or reserved against in the Balance Sheet or Interim Balance Sheet and properly disclosed in the notes thereto and current liabilities incurred in the Ordinary Course of Business since the respective dates thereof.

         6.11     TAXES.

         (a) The Company has filed or caused to be filed (on a timely basis since January 1, 1992) all Tax Returns that are or were required to be filed by it, pursuant to applicable Legal Requirements. The Company has delivered to Purchaser copies of, and Schedule 6.11 hereto contains a complete and accurate list of, all such Tax Returns filed since January 1, 1992. The Company has paid, or made provision for the payment of, all Taxes that have or may have become due pursuant to those Tax Returns or otherwise, or pursuant to any assessment received by the Company, except such Taxes, if any, as are listed in Schedule 6.11 and are being contested in good faith and as to which adequate reserves (determined in accordance with GAAP) have been provided in the Balance Sheet and Interim Balance Sheet.

         (b) The United States federal Tax Returns of the Company have been audited by the IRS or relevant tax authorities or are closed by the applicable statute of limitations for all taxable years through December 31, 1995. The state Tax Returns of the Company have been audited by the relevant state tax authorities or are closed by the applicable statute of limitations for all taxable years through December 31, 1994. Schedule 6.11 contains a complete and accurate list of all audits of all such Tax Returns, including a reasonably detailed description of the nature and outcome of each audit. All deficiencies proposed as a result of such audits have been paid, reserved against, settled, or, as described in Schedule 6.11 are being contested in good faith by appropriate proceedings. Schedule 6.11 describes all adjustments to the United States federal income Tax Returns filed by the Company for all taxable years since January 1, 1992, and the resulting deficiencies proposed by the IRS. Except as described in Schedule 6.11, no Seller has given or been requested to give waivers or extensions (or is or would be subject to a waiver or extension given by any other Person) of any statute of limitations relating to the payment of Taxes of the Company or for which the Company may be liable.

         (c) The charges, accruals, and reserves with respect to Taxes on the respective books of the Company are adequate (determined in accordance with GAAP) and are at least equal to the Company's liability for Taxes. There exists no proposed tax assessment against the Company except as disclosed in the Balance Sheet or in Schedule 6.11. No consent to the application of
Section 341(f)(2) of the IRC has been filed with respect to any property or assets held, acquired, or to be acquired by the Company. All Taxes that the Company is or was required by Legal Requirements to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Body or other Person.

         (d) All Tax Returns filed by the Company are true, correct, and complete. There is no tax sharing agreement that will require any payment by the Company after the date of this Agreement.

         6.12     NO MATERIAL ADVERSE CHANGE.

         Since the date of the Balance Sheet, there has not been any material adverse change in the business, operations, properties, prospects, assets, or condition of the Company, and no event has occurred or circumstance exists that may result in such a material adverse change.

         6.13     EMPLOYEE BENEFITS.

         Schedule 6.13 sets forth all of the Company's bonus, deferred or incentive compensation, profit sharing, retirement, vacation, sick leave, hospitalization, insurance, disability, stock options or severance plans, programs, arrangements and policies and all "employee pension benefit plans" (as defined in Section 3(d) of ERISA), and "employee welfare benefit plans" (as defined in Section 3(1) of ERISA)(collectively, the "Plans") sponsored or contributed to by the Company or by any trade or business, whether or not incorporated that together with the Company would be deemed a "single employer" within the meaning of Section 4001 of ERISA (an "ERISA Affiliate"), for the benefit of any employee or former employee of the Company or any ERISA Affiliate. Each such Plan is in compliance in all material respects and has been administered in all material respects, in accordance with the applicable provisions of ERISA and the IRC and all other applicable Legal Requirements. All contributions required to be made with respect to all Plans on or prior to the Closing have been timely made. None of the Company, any ERISA Affiliate or any Plan, trust or trustee or administrator thereof has (i) engaged in any transaction prohibited by ERISA or the IRC or which would subject the Company to a tax or civil penalty thereunder; or (ii) breached any fiduciary duty owed by it with respect to the Plans described above; or (iii) failed to file or distribute in a timely and proper manner all reports and information required to be filed or distributed in accordance with ERISA which in the case of any matter covered in clauses (i), (ii) or (iii), above would have a material adverse effect on the business, operation, condition or prospects of the Company. Neither the Company nor any ERISA Affiliate maintains any Plan subject to Title IV of ERISA or Section 412 of the IRC. Neither the Company nor any ERISA Affiliate is a participating or contributing employer in any "multiemployer plan" (as defined in Section 3(37)(A) of ERISA) with respect to employees of the Company nor has the Company incurred any withdrawal liability with respect to any such multiemployer plan or any liability in connection with the termination or reorganization of any multiemployer plan. Neither the Company nor any ERISA Affiliate maintains a voluntary employees beneficiary association under Section 501(c)(9) of the IRC nor does either the Company or any ERISA Affiliate have any obligation to provide post-retirement medical or other benefits to employees, former employees or other survivors, dependents or beneficiaries, except as may be required by the Consolidated Omnibus Budget Reconciliation Act of 1985 or any other applicable Legal Requirement. Each Plan intended to be "qualified" within the meaning of Section 401(a) of the IRC is so qualified and the trusts maintained thereunder are exempt from taxation under Section 501(a) of the IRC. There are no pending, or to the Knowledge of the Company, Threatened claims by, or on behalf of, any Plan, by any employee or beneficiary covered under any such Plan, or otherwise involving any such Plan, other than routine claims for benefits.

         6.14     COMPLIANCE WITH LEGAL REQUIREMENTS; GOVERNMENTAL
AUTHORIZATIONS.

         (a)      Except as set forth in Schedule 6.14:

                  (i) the Company is, and at all times since January 1, 1992 has been, in full compliance with each Legal Requirement that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets;

                  (ii) no event has occurred or circumstance exists that (with or without notice or lapse of time) (A) may constitute or result in a violation by the Company of, or a failure on the part of the Company to comply with, any Legal Requirement, or (B) may give rise to any obligation on the part of the Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature; and

                  (iii) the Company has not received, at any time since January 1, 1992, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible, or potential violation of, or failure to comply with, any Legal Requirement, or (B) any actual, alleged, possible, or potential obligation on the part of the Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature.

         (b) Schedule 6.14 contains a complete and accurate list of each Governmental Authorization that is held by the Company or that otherwise relates to the business of, or to any of the assets owned or used by, the Company. Each Governmental Authorization listed or required to be listed in
Schedule 6.14 is valid and in full force and effect. Except as set forth in
Schedule 6.14:

                  (i) the Company is, and at all times since January 1, 1992 has been, in full compliance with all of the terms and requirements of each Governmental Authorization identified or required to be identified in Schedule 6.14;

                  (ii) no event has occurred or circumstance exists that may (with or without notice or lapse of time) (A) constitute or result directly or indirectly in a violation of or a failure to comply with any term or requirement of any Governmental Authorization listed or required to be listed in Schedule 6.14, or (B) result directly or indirectly in the revocation, withdrawal, suspension, cancellation, or termination of, or any modification to, any Governmental Authorization listed or required to be listed in Schedule 6.14;

                  (iii) the Company has not received, at any time since January 1, 1992, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible, or potential violation of or failure to comply with any term or requirement of any Governmental Authorization, or (B) any actual, proposed, possible, or potential revocation, withdrawal, suspension, cancellation, termination of, or modification to any Governmental Authorization; and

                  (iv) all applications required to have been filed for the renewal of the Governmental Authorizations listed or required to be listed in Schedule 6.14 have been duly filed on a timely basis with the appropriate Governmental Bodies, and all other filings required to have been made with respect to such Governmental Authorizations have been duly made on a timely basis with the appropriate Governmental Bodies.

         The Governmental Authorizations listed in Schedule 6.14 collectively constitute all of the Governmental Authorizations necessary to permit the Company to lawfully conduct and operate its business in the manner it currently conducts and operates such business, to permit the Company to own and use its assets in the manner in which it currently owns and uses such assets and to permit any Person who purchases the Company's products to own or use such products.

         6.15     LEGAL PROCEEDINGS; ORDERS.

         (a)      Except as set forth in Schedule 6.15, there is no pending
Proceeding:

                  (i) that has been commenced by or against the Company or that otherwise relates to or may affect the business of, or any of the assets owned or used by, the Company; or
                  (ii) that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions.

         To the Knowledge of the Company or any Designated Officer, (1) no such Proceeding has been Threatened, and (2) no event has occurred or circumstance exists that may give rise to or serve as a basis for the commencement of any such Proceeding. The Company has delivered to Purchaser copies of all pleadings, correspondence, and other documents relating to each Proceeding listed in Schedule 6.15. The Proceedings listed in Schedule 6.15 will not have a material adverse effect on the business, operations, assets, condition, or prospects of the Company.

         (b) Except as set forth in Schedule 6.15:

                  (i) there is no Order to which the Company, or any of the assets owned or used by the Company, is subject;

                  (ii) no Seller is subject to any Order that relates to the business of, or any of the assets owned or used by, the Company; and

                  (iii) no officer, director, agent, or employee of the Company is subject to any Order that prohibits such officer, director, agent, or employee from engaging in or continuing any conduct, activity, or practice relating to the business of the Company.

         (c) Except as set forth in Schedule 6.15:

                  (i) the Company is, and at all times since January 1, 1992 has been, in full compliance with all of the terms and requirements of each Order to which it, or any of the assets owned or used by it, is or has been subject;

                  (ii) no event has occurred or circumstance exists that may constitute or result in (with or without notice or lapse of time) a violation of or failure to comply with any term or requirement of any Order to which the Company, or any of the assets owned or used by the Company, is subject; and

                  (iii) the Company has not received, at any time since January 1, 1992, any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding any actual, alleged, possible, or potential violation of, or failure to comply with, any term or requirement of any Order to which the Company, or any of the assets owned or used by the Company, is or has been subject.

         6.16     ABSENCE OF CERTAIN CHANGES AND EVENTS.

         Except as set forth in Schedule 6.16, since the date of the Interim Balance Sheet, the Company has conducted its businesses only in the Ordinary Course of Business and there has not been any:

                  (a) change in the Company's authorized or issued capital stock; grant of any stock option or right to purchase shares of capital stock of the Company; issuance of any security convertible into such capital stock; grant of any registration rights; purchase, redemption, retirement, or other acquisition by the Company of any shares of any such capital stock; or declaration or payment of any dividend or other distribution or payment in respect of shares of capital stock.

                  (b)  amendment to the Organizational Documents of the Company;

                  (c) payment or increase by the Company of any bonuses, salaries, or other compensation to any stockholder, director, officer, or (except in the Ordinary Course of Business) employee or entry into any employment, severance, or similar Contract with any director, officer, or employee;

                  (d) adoption of, or increase in the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any employees of the Company;

                  (e) damage to or destruction or loss of any asset or property of the Company, whether or not covered by insurance, materially and adversely affecting the properties, assets, business, financial condition, or prospects of the Company;

                  (f) entry into, termination of, or receipt of notice of termination of (i) any supply, license, distributorship, dealer, sales representative, joint venture, credit, or similar agreement, or
         (ii) any Contract or transaction involving a total remaining commitment by or to the Company of at least $15,000;

                  (g) sale (other than sales of inventory in the Ordinary Course of Business), lease, or other disposition of any asset or property of the Company or mortgage, pledge, or imposition of any lien or other encumbrance on any material asset or property of the Company, including the sale, lease, or other disposition of any of the Intellectual Property Assets;

                  (h) cancellation or waiver of any claims or rights with a value to the Company in excess of $10,000;

                  (i) material change in the accounting methods used by the Company;

                  (j) material adverse change in the customer relationship with AP&T (European distributor), Hakuto (Japanese distributor), Megatech (United Kingdom distributor) or Exxus (a domestic sales representative); or

                  (k) agreement, whether oral or written, by the Company to do or cause any of the foregoing.

         6.17     CONTRACTS; NO DEFAULTS.

         (a) Schedule 6.17 contains a complete and accurate list, and the Company has delivered to Purchaser true and complete copies, of:

                  (i) each Applicable Contract that involves performance of services or delivery of goods, materials or products of an amount or value in excess of $15,000;

                  (ii) each Applicable Contract that involves performance of services or delivery of goods or materials to the Company of an amount or value in excess of $15,000;

                  (iii) each Applicable Contract that was not entered into in the Ordinary Course of Business and that involves expenditures or receipts in excess of $15,000;

                  (iv) each lease, rental or occupancy agreement, license, installment and conditional sale agreement, and other Applicable Contract affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any real or personal property (except personal property leases and installment and conditional sales agreements having a value per item or aggregate payments of less than $1,000 and with terms of less than one year);

                  (v) each licensing agreement or other Applicable Contract with respect to patents, trademarks, copyrights, or other intellectual property, including agreements with current or former employees, consultants, or contractors regarding the appropriation or the non-disclosure of any of the Intellectual Property Assets;

                  (vi) each collective bargaining agreement and other Applicable Contract to or with any labor union or other employee representative of a group of employees;

                  (vii) each joint venture, partnership, and other Applicable Contract (however named) involving a sharing of profits, losses, costs, or liabilities by the Company with any other Person;

                  (viii) each Applicable Contract containing covenants that in any way purport to restrict the business activity of the Company or limit the freedom of the Company to engage in any line of business or to compete with any Person;

                  (ix) each Applicable Contract providing for payments to or by any Person based on sales, purchases, or profits, other than direct payments for goods;

                  (x) each power of attorney that is currently effective and outstanding;

                  (xi) each Applicable Contract entered into other than in the Ordinary Course of Business that contains or provides for an express undertaking by the Company to be responsible for consequential damages;

                  (xii) each Applicable Contract for capital expenditures in excess of $15,000;

                  (xiii) each written warranty, guaranty, and or other similar undertaking with respect to contractual performance extended by the Company;

                  (xiv) each Applicable Contract relating to the distribution of the Company's goods or products; and

                  (xv) each amendment, supplement, and modification (whether oral or written) in respect of any of the foregoing.

         Schedule 6.17 sets forth reasonably complete details concerning such Contracts, including the parties to the Contracts, the amount of the remaining commitment of the Company under the Contracts, and the office of the Company where details relating to the Contracts are located.

         (b) Except as set forth in Schedule 6.17:

                  (i) no Seller (and no Related Person of any Seller) has or may acquire any rights under, and no Seller has or may become subject to any obligation or liability under, any Contract that relates to the business of, or any of the assets owned or used by, the Company; and

                  (ii) No officer, director, agent, employee, consultant, or contractor of the Company is bound by any Contract that purports to limit the ability of such officer, director, agent, employee, consultant, or contractor to (A) engage in or continue any conduct, activity, or practice relating to the business of the Company, or (B) assign to the Company or to any other Person any rights to any invention, improvement, or discovery.

         (c) Except as set forth in Schedule 6.17, each Contract identified or required to be identified in Schedule 6.17 is in full force and effect and is valid and enforceable in accordance with its terms.

         (d) Except as set forth in Schedule 6.17:

                  (i) the Company is, and at all times since January 1, 1992 has been, in full compliance with all applicable terms and requirements of each Contract under which the Company has or had any obligation or liability or by which the Company or any of the assets owned or used by the Company is or was bound;

                  (ii) each other Person that has or had any obligation or liability under any Contract under which the Company has or had any rights is, and at all times since January 1, 1992 has been, in full compliance with all applicable terms and requirements of such Contract;

                  (iii) no event has occurred or circumstance exists that (with or without notice or lapse of time) may contravene, conflict with, or result in a violation or breach of, or give the Company or other Person the right to declare a default or exercise any remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or modify, any Applicable Contract; and

                  (iv) the Company has not given to or received from any other Person, at any time since January 1, 1992, any notice or other communication (whether oral or written) regarding any actual, alleged, possible, or potential violation or breach of, or default under, any Contract.

         (e) There are no renegotiations of, attempts to renegotiate, or outstanding rights to renegotiate any material amounts paid or payable to the Company under current or completed Contracts with any Person and no such Person has made written demand for such renegotiation.

         (f) The Contracts relating to the sale, design, manufacture, or provision of products or services by the Company have been entered into in the Ordinary Course of Business and have been entered into without the commission of any act alone or in concert with any other Person, or any consideration having been paid or promised, that is or would be in violation of any Legal Requirement.

         6.18     INSURANCE.

         (a) The Company  has delivered to Purchaser:

                  (i) true and complete copies of all policies of insurance to which the Company is a party or under which the Company, or any director of the Company, is or has been covered at any time within the five years preceding the date of this Agreement;

                  (ii) true and complete copies of all pending applications for policies of insurance; and

                  (iii) any statement by the auditor of the Company's financial statements with regard to the adequacy of such entity's coverage or of the reserves for claims.

         (b) Schedule 6.18 describes:

                  (i) any self-insurance arrangement by or affecting the Company, including any reserves established thereunder;

                  (ii) any contract or arrangement, other than a policy of insurance, for the transfer or sharing of any risk by the Company; and

                  (iii) all obligations of the Company to third parties with respect to insurance (including such obligations under leases and service agreements) and identifies the policy under which such coverage is provided.

         (c) Schedule 6.18 sets forth, by year, for the current policy year and each of the four preceding policy years:

                  (i) a summary of the loss experience under each policy;

                  (ii) a statement describing each claim under an insurance policy for an amount in excess of $2,500, which sets forth:

                           (A) the name of the claimant;

                           (B) a description of the policy by insurer, type of
insurance, and period of coverage; and

                           (C) the amount and a brief description of the
claim; and

                  (iii) a statement describing the loss experience for all claims that were self-insured, including the number and aggregate cost of such claims.

         (d) Except as set forth on Schedule 6.18:

                  (i) All policies to which the Company is a party or that provide coverage to the Company, or any director or officer of the
         Company:

                           (A) are valid, outstanding, and enforceable;

                           (B) are issued by an insurer that is financially
sound and reputable;

                           (C) taken together, provide adequate insurance
coverage for the assets and the operations of the Company for all risks to which the Company is normally exposed;

                           (D) are sufficient for compliance with all Legal
Requirements and Contracts to which the Company is a party or by which any of them is bound;

                           (E) will continue in full force and effect
following the consummation of the Contemplated Transactions; and

                           (F) do not provide for any retrospective premium
adjustment or other experience-based liability on the part of the Company.

                  (ii) The Company has not received (A) any refusal of coverage or any notice that a defense will be afforded with reservation of rights, or (B) any notice of cancellation or any other indication that any insurance policy is no longer in full force or effect or will not be renewed or that the issuer of any policy is not willing or able to perform its obligations thereunder.

                  (iii) The Company has paid all premiums due, and has otherwise performed all of its obligations, under each policy to which the Company is a party or that provides coverage to the Company or director thereof.

                  (iv) The Company has given notice to the insurer of all claims that may be insured thereby.

         6.19     ENVIRONMENTAL MATTERS.

         Except as set forth in Schedule 6.19:

                  (a) The Company is, and at all times has been, in full compliance with, and has not been and is not in violation of or liable under, any Environmental Law. The Company does not have any basis to expect, nor has it or any other Person for whose conduct it is or may be held to be responsible received, any actual or Threatened order, notice, or other communication from (i) any Governmental Body or private citizen acting in the public interest, or (ii) the current or prior owner or operator of any Facilities, of any actual or potential violation or failure to comply with any Environmental Law, or of any actual or Threatened obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any of the Facilities or any other properties or assets (whether real, personal, or mixed) in which the Company has had an interest, or with respect to any property or Facility at or to which Hazardous Materials were generated, manufactured, refined, transferred, imported, used, or processed by the Company, or any other Person for whose conduct it is or may be held responsible, or from which Hazardous Materials have been transported, treated, stored, handled, transferred, disposed, recycled, or received.

                  (b) There are no pending or, to the Knowledge of the Company or the Designated Officers, Threatened claims, Encumbrances, or other restrictions of any nature, resulting from any Environmental, Health, and Safety Liabilities or arising under or pursuant to any Environmental Law, with respect to or affecting any of the Facilities or any other properties and assets (whether real, personal, or mixed) in which the Company has or had an interest.

                  (c) The Company does not have any basis to expect, nor has it or any other Person for whose conduct it is or may be held responsible, received, any citation, directive, inquiry, notice, Order, summons, warning, or other communication that relates to Hazardous Activity, Hazardous Materials, or any alleged, actual, or potential violation or failure to comply with any Environmental Law, or of any alleged, actual, or potential obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any of the Facilities or any other properties or assets (whether real, personal, or mixed) in which the Company had an interest, or with respect to any property or facility to which Hazardous Materials generated, manufactured, refined, transferred, imported, used, or processed by the Company, or any other Person for whose conduct it is or may be held responsible, have been transported, treated, stored, handled, transferred, disposed, recycled, or received.

                  (d) Neither the Company, nor any other Person for whose conduct it is or may be held responsible, has any Environmental, Health, and Safety Liabilities with respect to the Facilities or with respect to any other properties and assets (whether real, personal, or mixed) in which the Company (or any predecessor), has or had an interest, or at any property geologically or hydrologically adjoining the Facilities or any such other property or assets.

                  (e) There are no Hazardous Materials present on or in the Environment at the Facilities or, to the knowledge of the Company or the Designated Officers, at any geologically or hydrologically adjoining property, including any Hazardous Materials contained in barrels, above or underground storage tanks, landfills, land deposits, dumps, equipment (whether moveable or fixed) or other containers, either temporary or permanent, and deposited or located in land, water, sumps, or any other part of the Facilities or such adjoining property, or incorporated into any structure therein or thereon. Neither the Company, nor any other Person for whose conduct it is or may be held responsible, or to the Knowledge of the Company or the Designated Officers, any other Person, has permitted or conducted, or is aware of, any Hazardous Activity conducted with respect to the Facilities or any other properties or assets (whether real, personal, or mixed) in which the Company has or had an interest except in full compliance with all applicable Environmental Laws.

                  (f) There has been no Release or, to the Knowledge of the Company or the Designated Officers, Threat of Release, of any Hazardous Materials at or from the Facilities or at any other locations where any Hazardous Materials were generated, manufactured, refined, transferred, produced, imported, used, or processed from or by the Facilities, or from or by any other properties and assets (whether real, personal, or mixed) in which the Company has or had an interest, or to the Knowledge of the Company or the Designated Officers, any geologically or hydrologically adjoining property, whether by the Company or the Designated Officers, or any other Person.

                  (g) The Company or the Designated Officers have delivered to Purchaser true and complete copies and results of any reports, studies, analyses, tests, or monitoring possessed or initiated by the Company or the Designated Officers pertaining to Hazardous Materials or Hazardous Activities in, on, or under the Facilities, or concerning compliance by the Company, or any other Person for whose conduct they are or may be held responsible, with Environmental Laws.

         6.20     EMPLOYEES.

         (a) Schedule 6.20 contains a complete and accurate list of the following information for each employee or director of the Company, including each employee on leave of absence or layoff status: name; job title; current compensation paid or payable and any change in compensation since January 1, 1994; vacation accrued; and service credited for purposes of vesting and eligibility to participate under any pension, retirement, profit-sharing, thrift-savings, deferred compensation, stock bonus, stock option, cash bonus, employee stock ownership (including investment credit or payroll stock ownership), severance pay, insurance, medical, welfare, or vacation plan, other Employee Pension Benefit Plan or Employee Welfare Benefit Plan, or any other employee benefit plan or any director plan.

         (b) No employee or director of the Company is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, noncompetition, or proprietary rights agreement, between such employee or director and any other Person ("Proprietary Rights Agreement") that in any way adversely affects or will affect (i) the performance of his duties as an employee or director of the Company, or (ii) the ability of the Company to conduct its business, including any Proprietary Rights Agreement with Sellers or the Company by any such employee or director. To the Company or the Designated Officers' Knowledge, no director, officer, or other key employee of the Company intends to terminate his employment with the Company.

         (c) Schedule 6.20 also contains a complete and accurate list of the following information for each retired employee or director of the Company, or their dependents, receiving benefits or scheduled to receive benefits in the future: name, pension benefit, pension option election, retiree medical insurance coverage, retiree life insurance coverage, and other benefits.

         6.21     LABOR RELATIONS; COMPLIANCE.

         The Company has not been, nor is it, a party to any collective bargaining or other labor Contract. There has not been, there is not presently pending or existing, and there is not Threatened, (a) any strike, slowdown, picketing, work stoppage, or employee grievance process, (b) any Proceeding against or affecting the Company relating to the alleged violation of any Legal Requirement pertaining to labor relations or employment matters, including any charge or complaint filed by an employee or union with the National Labor Relations Board, the Equal Employment Opportunity Commission, or any comparable Governmental Body, organizational activity, or other labor or employment dispute against or affecting the Company or its premises, or (c) any application for certification of a collective bargaining agent. No event has occurred or circumstance exists that could provide the basis for any work stoppage or other labor dispute. There is no lockout of any employees by the Company, and no such action is contemplated by the Company. The Company has complied in all respects with all Legal Requirements relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health, and plant closing. The Company is not liable for the payment of any compensation, damages, taxes, fines, penalties, or other amounts, however designated, for failure to comply with any of the foregoing Legal Requirements.

         6.22     INTELLECTUAL PROPERTY.

         (a) Agreements--Schedule 6.22 contains a complete and accurate list and summary description, including any royalties paid or received by the Company, of all Contracts, including all licenses, relating to the Intellectual Property Assets to which the Company is a party or by which the Company is bound, except for any license implied by the sale of a product and perpetual, paid-up licenses for commonly available software programs with a value of less than $500 under which the Company is the licensee. There are no outstanding and, to the Company or the Designated Officers' Knowledge, no Threatened disputes or disagreements with respect to any such agreement.

         (b) Know-How Necessary for the Business

                  (i) The Intellectual Property Assets are all those necessary for the operation of the Company's business as it is currently conducted or as presently proposed to be conducted. The Company is the owner of all right, title, and interest in and to each of the Intellectual Property Assets, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims, and has the right to use without payment to a third party all of the Intellectual Property Assets.

                  (ii) Except as set forth in Schedule 6.22, all former and current employees of the Company have executed written Contracts with the Company that assign to it all rights to any inventions, improvements, discoveries, or information relating to the business of the Company. No employee of the Company has entered into any Contract that restricts or limits in any way the scope or type of work in which the employee may be engaged or requires the employee to transfer, assign, or disclose information concerning his work to anyone other than the Company. Copies of the forms of Agreement executed by employees of the Company relating to the Company's Intellectual Property Assets are included in Schedule 6.22.

         (c) Patents

                  (i) Schedule 6.22 contains a complete and accurate list and summary description of all Patents in all jurisdictions, both domestic and foreign. The Company is the owner of all right, title, and interest in and to each of the Patents, free and clear of all liens, security interests, charges, encumbrances, entities, and other adverse claims.

                  (ii) All of the issued Patents are currently in compliance with formal legal requirements (including payment of filing, examination, and maintenance fees and proofs of working or use) in the applicable jurisdictions, are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the Closing Date.

                  (iii) No Patent has been or is now involved in any interference, reissue, reexamination, or opposition proceeding. To the Company or the Designated Officers' Knowledge, there is no potentially interfering patent or patent application of any third party.

                  (iv) No Patent is infringed or, to the Company or the Designated Officers' Knowledge, has been challenged or threatened in any way. None of the products manufactured and sold, nor any process or know-how used, by the Company infringes or is alleged to infringe any patent or other proprietary right of any other Person.

                  (v) All products made, used, or sold under the Patents have been marked with the proper patent notice.

         (d) Marks

                  (i) Schedule 6.22 contains a complete and accurate list and summary description of all Marks in all jurisdictions, both domestic and foreign. The Company is the owner of all right, title, and interest in and to each of the Marks, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims in all jurisdictions, both domestic and foreign in which it conducts business.

                  (ii) All Marks that have been registered with the United States Patent and Trademark Office are currently in compliance with all formal legal requirements (including the timely post-registration filing of affidavits of use and incontestability and renewal applications). All marks used in any foreign jurisdiction are currently in compliance with all formal legal requirements applicable thereto. All marks are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the Closing Date.

                  (iii) No Mark has been or is now involved in any opposition, invalidation, or cancellation and, to the Company or the Designated Officers' Knowledge, no such action is Threatened with respect to any of the Marks.

                  (iv) To the Company or the Designated Officers' Knowledge, there is no potentially interfering trademark or trademark application of any third party.

                  (v) No Mark is infringed or, to the Company or the Designated Officers' Knowledge, has been challenged or threatened in any way. None of the Marks used by the Company infringes or is alleged to infringe any trade name, trademark, or service mark of any third party.

                  (vi) All products and materials containing a Mark bear the proper federal registration notice where permitted by law.

         (e) Copyrights

                  (i) Schedule 6.22 contains a complete and accurate list and summary description of all Copyrights in all jurisdictions, both domestic and foreign, necessary for the conduct of the Company's business as it is now being conducted and as it is presently proposed to be conducted. The Company is the owner of all right, title, and interest in and to each of the Copyrights, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims.

                  (ii) All the Copyrights have been registered and are currently in compliance with formal legal requirements in all jurisdictions, both domestic and foreign. All of the Copyrights referred to in clause (i) above are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the date of Closing.

                  (iii) No Copyright is infringed or, to the Company or the Designated Officers' Knowledge, has been challenged or threatened in any way. None of the subject matter of any of the Copyrights infringes or is alleged to infringe any copyright of any third party or is a derivative work based on the work of a third party.

                  (iv) All works encompassed by the Copyrights have been marked with the proper copyright notice.

         (f) Trade Secrets

                  (i) With respect to each Trade Secret, the documentation relating to such Trade Secret is current, accurate, and sufficient in detail and content to identify and explain it and to allow its full and proper use without reliance on the knowledge or memory of any individual.

                  (ii) The Company has taken all reasonable precautions to protect the secrecy, confidentiality, and value of its Trade Secrets in all jurisdictions, both domestic and foreign.

                  (iii) The Company has good title and an absolute (but not necessarily exclusive) right to use the Trade Secrets. The Trade Secrets are not part of the public knowledge or literature, and, to the Company or the Designated Officers' Knowledge, have not been used, divulged, or appropriated either for the benefit of any Person (other than the Company) or to the detriment of the Company. No Trade Secret is subject to any adverse claim or has been challenged or threatened in any way in any jurisdiction, be it domestic or foreign.

         6.23     CERTAIN PAYMENTS.

         Neither the Company nor any director, officer, agent, or employee of the Company, or to the Company or the Designated Officers' Knowledge any other Person associated with or acting for or on behalf of the Company, has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions or for special concessions already obtained, for or in respect of the Company or any affiliate of the Company, or (iv) in violation of any Legal Requirement, (b) established or maintained any fund or asset that has not been recorded in the books and records of the Company.

         6.24     DISCLOSURE.

         (a) No representation or warranty of the Company or the Designated Officers in this Agreement and no statement in Schedules hereto omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

         (b) No notice given pursuant to this Agreement will contain any untrue statement or omit to state a material fact necessary to make the statements therein or in this Agreement, in light of the circumstances in which they were made, not misleading.

         (c) There is no fact known to any Seller that has specific application to the Company (other than general economic or industry conditions) and that materially adversely affects the assets, business, prospects, financial condition, or results of operations of the Company that has not been set forth in this Agreement or Schedules hereto.

         6.25 BROKERS OR FINDERS.

         Except as disclosed in Schedule 6.25, the Company and its agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.

                                  ARTICLE VII
                  REPRESENTATIONS AND WARRANTIES OF PURCHASER

         Purchaser represents and warrants to Sellers as follows:

         7.1 ORGANIZATION AND GOOD STANDING.

         Purchaser is a corporation duly organized, validly existing, and in good standing under the laws of the State of New York. Purchaser has delivered copies of its amended and restated Certificate of Incorporation to the Sellers as currently in effect.

         7.2 AUTHORITY; NO CONFLICT.

         (a) This Agreement constitutes the legal, valid, and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms. Upon the execution and delivery by Purchaser of the Promissory Note, the Employment Agreement, the Consulting Agreement, the Retention Agreements, the Deferred Compensation Agreements and the Lease Agreement (collectively, the "Purchaser's Closing Documents"), the Purchaser's Closing Documents will constitute the legal, valid, and binding obligations of Purchaser, enforceable against Purchaser in accordance with their respective terms. Purchaser has the absolute and unrestricted right, power, and authority to execute and deliver this Agreement and the Purchaser's Closing Documents and to perform its obligations under this Agreement and the Purchaser's Closing Documents.

         (b) Except as set forth in Schedule 7.2, neither the execution and delivery of this Agreement by Purchaser nor the consummation or performance of any of the Contemplated Transactions by Purchaser will give any Person the right to prevent, delay, or otherwise interfere with any of the Contemplated Transactions pursuant to:

                  (i) any provision of Purchaser's Organizational Documents;

                  (ii) any resolution adopted by the board of directors or the stockholders of Purchaser;

                  (iii) any Legal Requirement or Order to which Purchaser may be subject; or

                  (iv) any material Contract to which Purchaser is a party or by which Purchaser may be bound.

         Except as set forth in Schedule 7.2, Purchaser is not and will not be required to obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

         7.3      SEC FILINGS.

         Purchaser has filed with the SEC all forms, reports and documents required to be filed with the SEC since January 1, 1993 and has delivered to the Sellers true and complete copies of the SEC Filings As of their respective dates, the SEC Filings (including all exhibits and schedules thereto and documents incorporated by reference therein), did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of the Purchaser and its subsidiaries included or incorporated by reference in the SEC Filings (including the related notes and schedules) have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated assets, liabilities and financial position of the Purchaser and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and changes in financial position for the periods then ended (subject, in the case of any unaudited interim financial statements, to normal year-end adjustments).

         7.4      CERTAIN PROCEEDINGS.

         There is no pending Proceeding that has been commenced against Purchaser that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions. To Purchaser's Knowledge, no such Proceeding has been Threatened.

         7.5      BROKERS OR FINDERS.

         Purchaser and its officers and agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement and will indemnify and hold Sellers harmless from any such payment alleged to be due by or through Purchaser as a result of the action of Purchaser or its officers or agents.

                                 ARTICLE VIII
                  COVENANTS OF SELLERS PRIOR TO CLOSING DATE

         8.1      ACCESS AND INVESTIGATION.

         Between the date of this Agreement and the Closing Date, Sellers will, and will cause the Company and its Representatives to, (a) afford Purchaser and its Representatives and prospective lenders and their Representatives (collectively, "Purchaser's Advisors") full and free access to the Company's personnel, properties (including subsurface testing), contracts, books and records, and other documents and data, (b) furnish Purchaser and Purchaser's Advisors with copies of all such contracts, books and records, and other existing documents and data as Purchaser may reasonably request, and (c) furnish Purchaser and Purchaser's Advisors with such additional financial, operating, and other data and information as Purchaser may reasonably request.


         8.2      OPERATION OF THE BUSINESS OF THE COMPANY.

         Between the date of this Agreement and the Closing Date, Sellers will, and will cause the Company to:

                  (a) conduct the business of the Company only in the Ordinary Course of Business;

                  (b) use their Best Efforts to preserve intact the current business organization of the Company, keep available the services of the current officers, employees, and agents of the Company, and maintain the relations and good will with suppliers, customers, landlords, creditors, employees, agents, and others having business relationships with the Company;

                  (c) confer with Purchaser concerning operational matters of a material nature; and

                  (d) otherwise report periodically to Purchaser concerning the status of the business, operations, and finances of the Company.

         8.3      NEGATIVE COVENANT.

         Except as otherwise expressly permitted by this Agreement, between the date of this Agreement and the Closing Date, Sellers will not, and will cause the Company not to, without the prior consent of Purchaser, take any affirmative action, or fail to take any reasonable action within their or its control, as a result of which any of the changes or events listed in Section
6.16 is likely to occur.

         8.4      REQUIRED APPROVALS.

         As promptly as practicable after the date of this Agreement, Sellers will, and will cause the Company to, make all filings required by Legal Requirements to be made by them in order to consummate the Contemplated Transactions. Between the date of this Agreement and the Closing Date, Sellers will, and will cause the Company to, (a) cooperate with Purchaser with respect to all filings that Purchaser elects to make or is required by Legal Requirements to make in connection with the Contemplated Transactions, and (b) cooperate with Purchaser in obtaining all consents identified in Schedule 6.2.

         8.5      NOTIFICATION.

         Between the date of this Agreement and the Closing Date, each Seller will promptly notify Purchaser in writing if such Seller becomes aware of any fact or condition that causes or constitutes a Breach of any of Sellers' representations and warranties as of the date of this Agreement, or if such Seller becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a Breach of any such representation or warranty had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. Should any such fact or condition require any change in the Schedules hereto if the Schedules were dated the date of the occurrence or discovery of any such fact or condition, Sellers will promptly deliver to Purchaser a supplement to the Schedules specifying such change. During the same period, each Seller will promptly notify Purchaser of the occurrence of any Breach of any covenant of Sellers in this Article VIII or of the occurrence of any event that may make the satisfaction of the conditions in Article X impossible or unlikely.

         8.6      PAYMENT OF INDEBTEDNESS BY RELATED PERSONS.

         Except as expressly provided in this Agreement, Sellers will cause all indebtedness owed to the Company by any Seller or any Related Person of any Seller to be paid in full prior to Closing.

         8.7      MEETING OF THE COMPANY'S STOCKHOLDERS.

         The Company will take all action necessary in accordance with applicable law and its Certificates and By-Laws to convene a meeting of holders of Shares as promptly as practicable to consider and vote upon the approval of this Agreement and the Merger. Subject to fiduciary requirements of applicable law, the Board of Directors of the Company shall recommend such approval and the Company shall take all lawful action to solicit such approval. At any such meeting of the Company all of the Shares then owned by the Stockholders will be voted in favor of this Agreement. The Company's proxy or information statement with respect to such meeting of shareholders (the "Proxy Statement"), at the date thereof and at the date of such meeting, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing shall not apply to the extent that any such untrue statement of a material fact or omission to state a material fact was made by the Company in reliance upon and in conformity with written information concerning the Purchaser furnished to the Company by Purchaser specifically for use in the Proxy Statement. Purchaser understands that for purposes of this Section 8.8 that while the Company's projections and forward-looking information furnished by the Company to Purchaser were prepared in good faith and represent the Company's best estimate as to the subject matter thereof, the Company makes no representation or warranty as to the truth, completeness or accuracy of any projections or forward-looking information furnished by the Company to Purchaser.

         8.8      BEST EFFORTS.

         Between the date of this Agreement and the Closing Date, Sellers will use their Best Efforts to cause the conditions in Article X to be satisfied.

                                  ARTICLE IX
                 COVENANTS OF PURCHASER PRIOR TO CLOSING DATE

         9.1      APPROVALS OF GOVERNMENTAL BODIES.

         As promptly as practicable after the date of this Agreement, Purchaser will, and will cause each of its Related Persons to, make all filings required by Legal Requirements to be made by them to consummate the Contemplated Transactions. Between the date of this Agreement and the Closing Date, Purchaser will, and will cause each Related Person to, cooperate with Sellers with respect to all filings that Sellers are required by Legal Requirements to make in connection with the Contemplated Transactions, and
(ii) cooperate with Sellers in obtaining all consents identified in Schedule
6.2 hereto; provided that this Agreement will not require Purchaser to dispose of or make any change in any portion of its business or to incur any other burden to obtain a Governmental Authorization.

         9.2      BEST EFFORTS.

         Except as set forth in the proviso to Section 9.1, between the date of this Agreement and the Closing Date, Purchaser will use its Best Efforts to cause the conditions in Article XI to be satisfied.

         9.3      TAX-FREE REORGANIZATION.

         After the Closing, neither Purchaser nor Merger Sub will take any action, including the conversion or redemption of Series A Preferred Shares, that would cause the Merger to fail to be a reorganization under Section 368(a)(1)(A) and Section 368(a)(2)(D) of the IRC for federal and state income tax purposes with respect to the Stockholders.

                                   ARTICLE X
            CONDITIONS PRECEDENT TO PURCHASER'S OBLIGATION TO CLOSE

         Purchaser's obligations to consummate the Merger and to take the other actions required to be taken by Purchaser at the Closing are subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Purchaser, in whole or in part):

         10.1     ACCURACY OF REPRESENTATIONS.

         All of Sellers' representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), must have been accurate in all material respects as of the date of this Agreement, and must be accurate in all material respects as of the Closing Date as if made on the Closing Date.

         10.2     SELLERS' PERFORMANCE.

         All of the covenants and obligations that Sellers are required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been duly performed and complied with in all material respects.

         10.3     CONSENTS.

         Each of the Consents identified in Schedule 6.2 and Schedule 7.2 must have been obtained and must be in full force and effect.

         10.4     ADDITIONAL DOCUMENTS.

         Each of the following documents must have been delivered to
Purchaser:

         (a) an opinion of McNeil, Silveira & Rice, dated the Closing Date, in the form attached hereto as Schedule 10.4.

         (b) such other documents as Purchaser may reasonably request for the purpose of (i) enabling its counsel to provide the opinion referred to in
Section 11.4(a), (ii) evidencing the accuracy of any of Sellers' representations and warranties, (iii) evidencing the performance by the Sellers of, or the compliance by the Sellers with, any covenant or obligation required to be performed or complied with by such Sellers, (iv) evidencing the satisfaction of any condition referred to in this Article X, or (v) otherwise facilitating the consummation or performance of any of the Contemplated Transactions.

         10.5     NO PROCEEDINGS.

         Since the date of this Agreement, there must not have been commenced or Threatened against Purchaser, or against any Person affiliated with Purchaser, any Proceeding (a) involving any challenge to, or seeking damages or other relief in connection with, any of the Contemplated Transactions, or
(b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the Contemplated Transactions.

         10.6     EMPLOYMENT ARRANGEMENTS.

         Ronald W. Sykes shall have entered into an Employment Agreement in the form attached hereto as Schedule 10.6A (the "Employment Agreement"), and Dale J. Missimer shall have entered into a Consulting Agreement in the form attached hereto as Schedule 10.6B (the "Consulting Agreement"), Paul Hall, Robert Moyer and Kevin Flynn will have entered Retention Agreements substantially in the form attached herein as Schedule 10.6C, (the "Retention Agreements") and Jack V. Singer, Jr. shall have entered a Deferred Compensation Agreement substantially in the form attached hereto as Schedule 10.6D (the "Deferred Compensation Agreement").

         10.7     STOCKHOLDER APPROVAL.

         This Agreement shall have been duly approved by the requisite vote of holders of the Shares, in accordance with applicable law and the Organizational Documents of the Company.

         10.8     DISSENTERS.

         No holder of the outstanding Shares shall have exercised dissenters' rights.

         10.9     GOVERNMENTAL AND REGULATORY CONSENTS.

         All filings required to be made prior to the Effective Time by the Company with, and all consents, approvals and authorizations required to be obtained prior to the Effective Time by the Company from, governmental and regulatory authorities in connection with the execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated hereby by the Company, Purchaser and Merger Sub shall have been made or obtained (as the case may be).

         10.10    RESIGNATIONS.

         Seller shall have received the resignations, effective as of the Effective Time of Dale J. Missimer, Mary B. Missimer, Ronald W. Sykes, Jack V. Singer, Jr. as directors of the Company.

         10.11    CERTAIN OBLIGATIONS.

         The Company shall have entered into a five year building lease agreement (the "Lease Agreement"),substantially in the form attached hereto as
Schedule 10.11, for the premises located at 67 Mark Drive.

         10.12    NO PROHIBITION.

         Neither the consummation nor the performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time), materially contravene, or conflict with, or result in a material violation of, or cause Purchaser or any Person affiliated with Purchaser to suffer any material adverse consequence under, (a) any applicable Legal Requirement or Order, or (b) any Legal Requirement or Order that has been published, introduced, or otherwise formally proposed by or before any Governmental Body.

                                  ARTICLE XI
             CONDITIONS PRECEDENT TO SELLERS' OBLIGATION TO CLOSE

         Sellers' obligation to consummate the Merger and to take the other actions required to be taken by Sellers at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Sellers, in whole or in part):

         11.1     ACCURACY OF REPRESENTATIONS.

         All of Purchaser's representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), must have been accurate in all material respects as of the date of this Agreement and must be accurate in all material respects as of the Closing Date as if made on the Closing Date.

         11.2     PURCHASER'S PERFORMANCE.

         All of the covenants and obligations that Purchaser is required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been performed and complied with in all material respects.

         11.3     CONSENTS.

         Each of the Consents identified in Schedule 7.2 must have been obtained and must be in full force and effect.

         11.4     ADDITIONAL DOCUMENTS.

         Purchaser must have caused the following documents to be delivered to
Sellers:

                  (a) an opinion of Counsel to Purchaser dated the Closing Date, in the form attached hereto as Schedule 11.4; and

                  (b) such other documents as Sellers may reasonably request for the purpose of (i) enabling their counsel to provide the opinion referred to in Section 10.4(a), (ii) evidencing the accuracy of any representation or warranty of Purchaser, (iii) evidencing the performance by Purchaser of, or the compliance by Purchaser with, any covenant or obligation required to be performed or complied with by Purchaser, (ii) evidencing the satisfaction of any condition referred to in this Article XI, or (v) otherwise facilitating the consummation of any of the Contemplated Transactions.

         11.5     NO INJUNCTION.

         There must not be in effect any Legal Requirement or any injunction or other Order that (a) prohibits the Contemplated Transactions, and (b) has been adopted or issued, or has otherwise become effective, since the date of this Agreement.

         11.6     STOCKHOLDER APPROVAL.

         This Agreement shall have been duly approved by the requisite vote of the holders of the Shares, in accordance with applicable law and the Certificate and By-Laws of the Company.

         11.7     GOVERNMENTAL CONSENTS.

         All filings required to be made prior to the Effective Time by Purchaser and Merger Sub with, and all consents, approvals, permits and authorizations required to be obtained prior to the Effective Time by Purchaser and Merger Sub from, governmental and regulatory authorities in connection with the execution and delivery of this Agreement by Purchaser and Merger Sub and the consummation of the transactions contemplated hereby by Purchaser, Merger Sub and the Company shall have been made or obtained (as the case may be).

                                  ARTICLE XII
                                  TERMINATION

         12.1     TERMINATION EVENTS.

         This Agreement may, by notice given prior to or at the Closing, be terminated:

                  (a) by either Purchaser or the Company if a material Breach of any provision of this Agreement has been committed by the other party and such Breach has not been waived;

                  (b) (i) by Purchaser if any of the conditions in Article X has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Purchaser to comply with its obligations under this Agreement) and Purchaser has not waived such condition on or before the Closing Date; or (ii) by Sellers, if any of the conditions in
         Article XI has not been satisfied as of the Closing Date or if satisfaction of such a condition is or becomes impossible (other than through the failure of Sellers to comply with their obligations under this Agreement) and Sellers have not waived such condition on or before the Closing Date;

                  (c) by mutual consent of Purchaser and Sellers; or

                  (d) by (i) the Purchaser if the Closing has not occurred (other than through the failure of the Purchaser to comply fully with its obligations under this Agreement) or (ii) the Company if the Closing has not occurred (other than through the failure of the Company to comply fully with its obligations under this Agreement), on or before January 31, 1998, or such later date as the parties may agree upon.

         12.2     EFFECT OF TERMINATION.

         Each party's right of termination under Section 12.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 12.1, all further obligations of the parties under this Agreement will terminate, except that the obligations in Articles XIII and XIV will survive; provided, however, that if this Agreement is terminated by a party because of the Breach of the Agreement by the other party or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied as a result of the other party's failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies will survive such termination unimpaired.

                                 ARTICLE XIII
                           INDEMNIFICATION; REMEDIES

         13.1     SURVIVAL; RIGHT TO INDEMNIFICATION NOT AFFECTED BY KNOWLEDGE.

         All representations, warranties, covenants, and obligations in this Agreement, the Schedules, the supplements to the Schedules and any certificate or document delivered pursuant to this Agreement will survive the Closing. The right to indemnification, payment of Damages or other remedy based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted with respect to, or any Knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of Damages, or other remedy based on such representations, warranties, covenants, and obligations.

         13.2    INDEMNIFICATION AND PAYMENT OF DAMAGES BY SELLERS.

         (a) Subject to the limitations, restrictions and conditions set forth in this Agreement, each of the Stockholders and Designated Officers (individually, an "Indemnifying Party", two or more, the Indemnifying Parties")will severally, but not jointly, indemnify and hold harmless Purchaser, the Company, and their respective Representatives, stockholders, controlling persons, and affiliates (collectively, the "Purchaser Indemnified Persons") for, and will pay to the Purchaser Indemnified Persons the amount of, any loss, liability, claim, damage (including incidental and consequential damages), expense (including costs of investigation and defense and reasonable attorneys' fees) or diminution of value, whether or not involving a third-party claim (collectively "Damages"), arising, directly or indirectly, from or in connection with: (i) any Breach of any representation or warranty made by such Indemnifying Party in this Agreement; or (ii) any Breach by such Indemnifying Party of any covenant or obligation of such Indemnifying Party in this Agreement.

         (b) Subject to the limitations, restrictions and conditions set forth in this Agreement, each of the Indemnifying Parties will severally but not jointly indemnify and hold harmless each of the Purchaser Indemnified Persons for, or pay to the Purchaser Indemnified Persons the amount of any Damages arising, directly or indirectly, from or in connection with: (i) any Breach of any representation or warranty made by the Company in this Agreement; or (ii) any Breach by the Company of any covenant or obligation of the Company under this Agreement.

         The remedies provided in this Section 13.2 and any other remedies provided at equity will be the exclusive remedies available to Purchaser and the other Indemnified Persons.

         13.3    DOLLAR LIMITATIONS ON INDEMNIFICATION CLAIMS.

         (a) The Indemnifying Parties shall not be required to provide indemnification under Section 13.2 unless the Damages of Purchaser or any of the Purchaser Indemnified Persons for all claims for indemnification under
Section 13.2 shall exceed in the aggregate the Basket Amount.

         (b) In no event shall (i) the aggregate liability of all of the Indemnifying Parties with respect to all claims for indemnification by Purchaser or any of the Purchaser Indemnified Persons hereunder exceed the Cap Amount, (ii) the liability of any Indemnifying Party with respect to all claims of indemnification exceed the share of Merger Consideration received by such Indemnifying Party, or (iii) with respect to any claim for indemnification against two or more Indemnifying Parties, the liability of each such Indemnifying Party exceed the proportionate share of the Merger Consideration received by such Indemnifying Party relative to the total Merger Consideration received by all Indemnifying Parties against whom such claim was made. For purposes of determining a Designated Officer's proportionate share of the Merger Consideration, the share of the Merger Consideration received by
(A) The Dale J. Missimer and Mary Suzanne Missimer 1992 Trust, The Missimer Family 1992 Trust, and the Dale J. Missimer and Mary Suzanne Missimer Grandchildren's Education Trust shall be attributed to Dale J. Missimer, (B) The Ronald W. Sykes and Lois A. Sykes Trust shall be attributed to Ronald W. Sykes, and (C) The Jack V. Singer and Anna-Liise Singer 1993 Trust shall be attributed to Jack V. Singer, Jr. Amounts payable by the Indemnifying Parties pursuant to this Section may be made in cash or in shares of Purchaser Common Stock valued at the average of the closing price of the Purchaser's Common Stock on the American Stock Exchange (or, if the Purchaser's Common Stock is not then listed on the American Stock Exchange, on such other exchange or automated quotation system upon which the Common Stock is then listed or quoted) for the ten trading days ending one week before the day on which such shares are delivered (with stock powers duly authorized) to the Purchaser.

         This section shall not apply with respect to any Indemnifying Party for any Breach of such Indemnifying Party's representations or warranties to which such Indemnifying Party had knowledge at any time prior to the time such representation or warranty was made or any intentional Breach by such Indemnifying Party of any covenant or obligation.

         13.4     INDEMNIFICATION AND PAYMENT OF DAMAGES BY PURCHASER.

         Purchaser will indemnify and hold harmless Sellers, and will pay to Sellers the amount of any Damages arising, directly or indirectly, from or in connection with (a) any Breach of any representation or warranty made by Purchaser in this Agreement or in any certificate delivered by Purchaser pursuant to this Agreement, (b) any Breach by Purchaser of any covenant or obligation of Purchaser in this Agreement, or (c) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by such Person with Purchaser (or any Person acting on its behalf) in connection with any of the Contemplated Transactions. Purchaser will have no liability for indemnification or otherwise with respect to the matters described in clause
(a), (b) or (c) of this Section 13.4 until the total of all Damages with respect to such mattes exceeds the Basket Amount. In no event shall the aggregate liability of Purchaser with respect to all claims for indemnification by the Stockholders exceed the Cap. The liability of Purchaser with respect to any claim by an individual Stockholder shall not exceed the amount of the Cash Portion received by such Stockholder pursuant to this Agreement. These limitations will not apply to any Breach of any of Purchaser's or Merger Sub's representations or warranties of which Purchaser had Knowledge at any time prior to the date on which such representation or warranty is made or any intentional Breach by Purchaser of Merger Sub of any covenant or obligation and Purchaser will be liable for all Damages with respect to such Breaches.

         The remedies provided in this Section 13.4 and any other remedies provided at equity will be the exclusive remedies available to Sellers.

         13.5     TIME LIMITATIONS.

         If the Closing occurs, Sellers will have no liability (for indemnification or otherwise) with respect to any representation or warranty, or covenant or obligation to be performed and complied with prior to the Closing Date, other than those in Sections 6.3, 6.11, 6.13, and 6.19, unless on or before the fourth anniversary of the Closing Purchaser notifies Sellers of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by Purchaser; a claim with respect to Sections 5.1, 5.2,
5.4 6.3, 6.11, 6.13, or 6.19, or a claim for indemnification or reimbursement not based upon any representation or warranty or any covenant or obligation to be performed and complied with prior to the Closing Date, may be made at any time. If the Closing occurs, Purchaser will have no liability (for indemnification or otherwise) with respect to any representation or warranty, or covenant or obligation to be performed and complied with prior to the Closing Date, unless on or before the fourth anniversary of the Closing Sellers notify Purchaser of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by Sellers.

         13.6     PROCEDURE FOR INDEMNIFICATION--THIRD PARTY CLAIMS.

                  (a) Promptly after receipt by an indemnified party under
         Section 13.2, 13.4, or (to the extent provided in the last sentence of Section 13.3) Section 13.3 of notice of the commencement of any Proceeding against it, such indemnified party will, if a claim is to be made against an indemnifying party under such Section, give notice to the indemnifying party of the commencement of such claim, but the failure to notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to any indemnified party, except to the extent that the indemnifying party demonstrates that the defense of such action is prejudiced by the indemnifying party's failure to give such notice.

                  (b) If any Proceeding referred to in Section 13.6(a) is brought against an indemnified party and it gives notice to the indemnifying party of the commencement of such Proceeding, the indemnifying party will, unless the claim involves Taxes, be entitled to participate in such Proceeding and, to the extent that it wishes (unless (i) the indemnifying party is also a party to such Proceeding and the indemnified party determines in good faith that joint representation would be inappropriate, or (ii) the indemnifying party fails to provide reasonable assurance to the indemnified party of its financial capacity to defend such Proceeding and provide indemnification with respect to such Proceeding), to assume the defense of such Proceeding with counsel satisfactory to the indemnified party and, after notice from the indemnifying party to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will not, as long as it diligently conducts such defense, be liable to the indemnified party under this
         Article XIII for any fees of other counsel or any other expenses with respect to the defense of such Proceeding, in each case subsequently incurred by the indemnified party in connection with the defense of such Proceeding, other than reasonable costs of investigation. If the indemnifying party assumes the defense of a Proceeding, (i) it will be conclusively established for purposes of this Agreement that the claims made in that Proceeding are within the scope of and subject to indemnification; (ii) no compromise or settlement of such claims may be effected by the indemnifying party without the indemnified party's consent unless (A) there is no finding or admission of any violation of Legal Requirements or any violation of the rights of any Person and no effect on any other claims that may be made against the indemnified party, and (B) the sole relief provided is monetary damages that are paid in full by the indemnifying party; and (iii) the indemnified party will have no liability with respect to any compromise or settlement of such claims effected without its consent. If notice is given to an indemnifying party of the commencement of any Proceeding and the indemnifying party does not, within ten days after the indemnified party's notice is given, give notice to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will be bound by any determination made in such Proceeding or any compromise or settlement effected by the indemnified party.

                  (c) Notwithstanding the foregoing, if an indemnified party determines in good faith that there is a reasonable probability that a Proceeding may adversely affect it or its affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the indemnified party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise, or settle such Proceeding, but the indemnifying party will not be bound by any determination of a Proceeding so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld).

                  (d) Sellers hereby consent to the non-exclusive jurisdiction of any court in which a Proceeding is brought against any Indemnified Person for purposes of any claim that an Indemnified Person may have under this Agreement with respect to such Proceeding or the matters alleged therein, and agree that process may be served on Sellers with respect to such a claim anywhere in the world.

         13.7     PROCEDURE FOR INDEMNIFICATION--OTHER CLAIMS.

         A claim for indemnification for any matter not involving a third-party claim may be asserted by notice to the party from whom indemnification is sought.

         13.8 HOLDBACK AS SECURITY AGAINST SELLERS' REPRESENTATIONS AND WARRANTIES.

         Subject to the limitations, restrictions and conditions set forth in this Agreement, each Indemnifying Party's indemnification obligation under this Article XIII shall be secured, severally and not jointly, for the Holdback Period by the Cash Portion and any cash payable in lieu of fractional shares (collectively, the "Security Funds") due to such Indemnifying Party pursuant to Section 4.1. During the Holdback Period, Intermagnetics shall provide notice pursuant to Section 14.4 (with copies to the affected Indemnifying Party) of any claim (an "Indemnity Claim") for indemnification under this Article XIII. The notice shall specify the Indemnifying Party or Indemnifying Parties so affected and a reasonable estimate of the dollar amount of such claim. Upon expiration of the Holdback Period, the Purchaser shall promptly pay under the terms of the Promissory Note the balance of (A) the Security Funds not effected by any such notice, and (B) any interest due as provided in the Promissory Note. A notice of an Indemnity Claim with respect to an Indemnifying Party, or several Indemnifying Parties, shall not affect more than the lesser of (i) that Indemnifying Party's, or those Indemnifying Parties' aggregate, pro rata share of the Security Funds, or (ii) that Indemnifying Party's, or those Indemnifying Parties' aggregate, maximum obligation under this Article XIII. Any Indemnity Claim shall be resolved as provided in Section 14.5 with due consideration for the provisions of Section
13.6. Upon resolution of an Indemnity Claim by mutual agreement of the parties, or a final order of a court of competent jurisdiction, the Purchaser shall promptly pay, in accordance with Section 4.2(d) and terms of the Promissory Note, any amounts affected by such Indemnity Claim pursuant to the written instructions of the parties or such final court order. Notwithstanding anything herein to the contrary, the failure of Purchaser to make any Indemnity Claim during the Holdback Period shall not otherwise adversely affect Purchaser's right to indemnification pursuant to this Article XIII.

                                  ARTICLE XIV
                              GENERAL PROVISIONS

         14.1     EXPENSES.

         Except as otherwise expressly provided in this Agreement, each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, and performance of this Agreement and the Contemplated Transactions, including all fees and expenses of agents, representatives, counsel, and accountants. In the event of termination of this Agreement, the obligation of each party to pay its own expenses will be subject to any rights of such party arising from a breach of this Agreement by another party.

         14.2     PUBLIC ANNOUNCEMENTS.

         Any public announcement or similar publicity with respect to this Agreement or the Contemplated Transactions will be issued, if at all, at such time and in such manner as Purchaser determines. Unless consented to by Purchaser in advance or required by Legal Requirements, prior to the Closing Sellers shall, and shall cause the Company to, keep this Agreement strictly confidential and may not make any disclosure of this Agreement to any Person. Sellers and Purchaser will consult with each other concerning the means by which the Company's employees, customers, and suppliers and others having dealings with the Company will be informed of the Contemplated Transactions, and Purchaser will have the right to be present for any such communication.

         14.3     CONFIDENTIALITY.

         Between the date of this Agreement and the Closing Date, Purchaser and Sellers will maintain in confidence, and will cause the directors, officers, employees, agents, and advisors of Purchaser and the Company to maintain in confidence, any written information stamped "confidential" when originally furnished by another party or the Company in connection with this Agreement or the Contemplated Transactions, unless (a) such information is already known to such party or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such party, (b) the use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the Contemplated Transactions, or (c) the furnishing or use of such information is required by or necessary or appropriate in connection with legal proceedings.

         If the Contemplated Transactions are not consummated, each party will return or destroy as much of such written information as the other party may reasonably request.

         14.4     NOTICES.

         All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when
(a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties):

Sellers:          Polycold Systems International
                  67 Mark Drive
                  San Rafael, California 94903-2264
                  Attention: Ronald W. Sykes
                  Facsimile No.: (415)499-0927

with a copy to: McNeil, Silveira & Rice
                  55 Professional Center Parkway
                  Suite A
                  San Rafael, California  94903
                  Attention:  Patrick J. McNeil, Esq.
                  Facsimile No.  (415) 472-1298

Purchaser:        Intermagnetics General Corporation
                  P.O. Box 461
                  Latham, New York   12110-0461
                  Attention: Christopher J. Lord, Esq.
                  Facsimile No.: (528) 783-2602


         14.5     ARBITRATION.

         Any controversy or claim arising out of or relating to this Agreement or the breach or validity thereof shall be settled by arbitration in San Francisco, California by a panel of three arbitrators in accordance with the rules of the American Arbitration Association. Judgment upon the award rendered by the arbitrator[s] may be entered in any court having jurisdiction thereof, and the parties consent to the jurisdiction of the California courts for this purpose.

         14.6     FURTHER ASSURANCES.

         The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

         14.7     WAIVER.

         The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.

         14.8     ENTIRE AGREEMENT AND MODIFICATION.

         This Agreement supersedes all prior agreements between the parties with respect to its subject matter (including the Letter of Intent between Purchaser and Sellers dated September 5, 1997, and any side letters sent in conjunction therewith) and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

         14.9     SCHEDULES.

         (a) The disclosures in the Schedules, and those in any Supplement thereto, must relate only to the representations and warranties in the Section of the Agreement to which they expressly relate and not to any other representation or warranty in this Agreement.

         (b) In the event of any inconsistency between the statements in the body of this Agreement and those in the Schedules (other than an exception expressly set forth as such in a Schedule with respect to a specifically identified representation or warranty), the statements in the body of this Agreement will control.

         14.10    ASSIGNMENTS, SUCCESSORS, AND NO THIRD-PARTY RIGHTS.

         Neither party may assign any of its rights under this Agreement without the prior consent of the other parties, which will not be unreasonably withheld, except that Purchaser may assign any of its rights under this Agreement to any Subsidiary of Purchaser. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

         14.11    SEVERABILITY.

         If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

         14.12    SECTION HEADINGS, CONSTRUCTION.

         The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

         14.13    GOVERNING LAW.

         This Agreement will be governed by the laws of the State of New York without regard to conflicts of laws principles.

         14.14    COUNTERPARTS.

         This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

INTERMAGNETICS                              POLYCOLD SYSTEMS
GENERAL CORPORATION                         INTERNATIONAL, INC.


By: /s/Carl H. Rosner                      By:  /s/Dale J. Missimer
    ----------------------------                -------------------------------
    Carl H. Rosner                              Dale J. Missimer
    Chairman and Chief Executive                Chairman and Chief Executive
    Officer                                     Officer

POLYCOLD
MERGER SUB, INC.


By: /s/Glenn H. Epstein
    -------------------------------
    Name: Glenn H. Epstein
    Title:    President

STOCKHOLDERS

THE DALE J. MISSIMER AND MARY SUZANNE MISSIMER 1992 TRUST

                      /s/Dale J. Missimer
                  ----------------------------
                  Dale J. Missimer, as trustee


                       /s/Mary B. Missimer
                  ----------------------------
                  Mary B. Missimer, as trustee


THE MISSIMER FAMILY 1992 TRUST

                       /s/Duncan Bennett Missimer
                  -----------------------------------
                  Duncan Bennett Missimer, as trustee


THE DALE J. MISSIMER AND MARY SUZANNE MISSIMER GRANDCHILDREN'S EDUCATION TRUST


                       /s/Jack V. Singer, Jr.
                  -------------------------------
                  Jack V. Singer, Jr., as trustee


THE JACK V. SINGER AND ANNA-LIISE SINGER 1993 TRUST

                      /s/Jack V. Singer, Jr.
                  ------------------------------
                  Jack V Singer, Jr., as trustee


THE RONALD W. SYKES AND LOIS A. SYKES TRUST

                      /s/Ronald W. Sykes
                  ---------------------------
                  Ronald W. Sykes, as trustee


                      /s/Joan Brennan
                  ---------------------------
                        Joan Brennan


                      /s/Searl G. Fields
                  ---------------------------
                        Searl G. Fields

                      /s/Kevin Flynn
                  ---------------------------
                        Kevin Flynn


                      /s/David T. Fyfe, Jr.
                  ---------------------------
                        David T. Fyfe, Jr.


                      /s/Paul H. Hall
                  ---------------------------
                        Paul H. Hall


                      /s/Cindy L. Johnson
                  ---------------------------
                        Cindy L. Johnson


                      /s/Robert Moyer
                  ---------------------------
                        Robert Moyer

                      /s/Michael Wise
                  ---------------------------
                        Michael Wise

DESIGNATED OFFICERS

                      /s/Dale J. Missimer
                  ---------------------------
                        Dale J. Missimer


                      /s/Jack V. Singer, Jr.
                  ---------------------------
                        Jack V. Singer, Jr.


                      /s/Ronald W. Sykes
                  ---------------------------
                        Ronald W. Sykes